D R A F T

12/1305

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant                                [X ]

Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[ X]         Preliminary Proxy Statement

[    ]        Confidential, for use of the Commission only (as permitted by Rule 14a-6(e) (2) )

[    ]         Definitive Proxy Statement

[    ]         Definitive Additional Materials

[    ]         Soliciting Material under Rule 14a-12

Z-Seven Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement,

if other than the Registrant)

Payment of filing fee (check the appropriate box):

[X]         No fee required.

[  ]          Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

               1. Title of each class of securities to which transaction applies:

               2. Aggregate number of securities to which transaction applies:

               3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

               4. Proposed maximum aggregate value of transaction:

               5. Total fee paid:

[  ]          Fee paid previously with preliminary materials.

[  ]          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and  identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filling.

1. Amount Previously Paid:

               2. Form, Schedule or Registration Statement No.:

               3. Filing Party:

               4. Date Filed:

D R A F T

12/1305

Z-SEVEN FUND, INC.

1819 S. Dobson Road

Suite 207

Mesa, AZ 85202

(480) 897-6214

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

December __, 2005

To the Shareholders of the Z-Seven Fund, Inc.:

     Notice is hereby given that the special meeting of shareholders of The Z-Seven, Inc. (the “Fund”), a Maryland corporation, will be held at the offices of the Fund, 1819 S. Dobson Road, Suite 207 Mesa, Arizona, at 2:30 p.m. Mountain Time, on January 31, 2005, for the following purposes:

          1.    To approve the conversion of the Fund from a closed-end investment company to an open-end investment company (the “Conversion”), including in connection therewith:

                 (a)     Changing the subclassification of the Fund from that of a closed-end investment company to that of an open-end investment company;

                 (b)     Amending and restating the Articles of Incorporation of the Fund;

                 (c)     Approving a distribution and shareholder servicing plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 that provides for the imposition of distribution and shareholder servicing fees with respect to Fund shares outstanding at the time of the Conversion to take effect upon the Conversion; and

                 (d)     Approving a distribution agreement with Aquarius Fund Distributors, Inc. for the provision of underwriting and distribution services.

          2.    To approve an amended and restated investment advisory agreement with TOP Fund Management, Inc. (the “Adviser”).

          3.    To elect five (5) Directors, each to hold office for an indefinite term, and until his successor is duly elected and qualified.

          4.    To approve Tait, Weller & Baker as independent auditors of the Fund.

          5.    To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

SHAREHOLDERS ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE CONTINENTAL UNITED STATES. AS AN ALTERNATIVE TO USING THE PAPER PROXY CARD TO VOTE, YOU MAY VOTE BY TELEPHONE OR THROUGH THE INTERNET. INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXIES ARE SET FORTH ON THE INSIDE COVER.

D R A F T

12/1305

INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

              1.       Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

              2.       Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

              3.       Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration.

D R A F T

12/1305

IMPORTANT INFORMATION TO HELP YOU UNDERSTAND THE PROPOSALS

                 You should carefully read the entire text of the Proxy Statement.  We have provided you with a brief overview of the Proxy Statement using the questions and answers below.

QUESTIONS AND ANSWERS

Q:    What am I being asked to vote on?

A:    You are being asked to approve a proposal to convert the Fund from a closed-end to an open-end investment company (the “Conversion”) and to approve several matters related thereto (e.g., changing the Fund’s sub-classification, changes to the Fund’s Articles of Incorporation, approval of a 12b-1 plan, and approval of a distribution agreement). You are also being asked to approve the following proposals: approval of an amended and restated investment advisory agreement; election of the directors; approval of the Fund’s independent auditors; and any other business which may come before the shareholders of the Fund.

Q:    How will open-ending the Fund affect me as a shareholder?

A:    Upon the consummation of the Conversion, you will continue to own the same number of shares of the Fund as you owned on the date of the Conversion (the “Conversion Date”) immediately before it occurs.  After the Conversion, shareholders will generally have the ability to purchase new shares of the Fund at net asset value, either through selected financial intermediaries or directly from the Fund's underwriter.  If the financial intermediary is a broker-dealer, the financial intermediary will have a signed dealer agreement with the Fund’s underwriter.  You will also have the right to redeem your shares at net asset value (i.e., sell your shares back to the Fund at their then current net asset value per share) on any day on which the New York Stock Exchange is open for trading, subject to any applicable redemption fee (see discussion below).

         All shares of the Fund issued after the Conversion will be maintained in book-entry form by the Fund’s transfer agent.  Shareholders holding stock certificates as of the Conversion Date will have the right to surrender their certificates and have their shares maintained in book-entry form by the Fund’s transfer agent. Shareholders who wish to redeem their shares (i.e., sell their shares back to the Fund at their then current net asset value per share) will be required to surrender their stock certificates to the Fund’s transfer agent before they can redeem any shares represented by those certificates.  All shareholders are encouraged to have their shares maintained in book entry form by the transfer agent by surrendering their certificates immediately after the Conversion is approved.  If the Conversion is approved, shareholders will receive a letter with instructions for delivering their certificates to the transfer agent.

Q:    Why is the Fund asking shareholders to approve the Conversion?

A:    The Fund’s Board of Directors (the “Board”) has unanimously approved the Conversion; however, the Conversion cannot occur unless and until it has been approved by a “majority of the outstanding voting securities” of the Fund as defined in the Investment Company Act of 1940 (the “1940 Act”).  A “majority of the outstanding voting securities” means the lesser of (1) 67% or more of the shares of the Fund that are present at the special meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (2) more than 50% of the outstanding shares of the Fund.

Q:   Why did the board of directors approve the Conversion?

A:    The Fund’s Independent Directors consulted with outside legal counsel and the Fund’s investment adviser, TOP Fund Management, Inc. (the “Adviser”) about the proposed Conversion.  The Board examined a number of factors before unanimously approving the Conversion including, without limitation, factors related to the Fund’s size, historical and potential future trading in Fund shares, the Fund’s investment objective and strategy and the prospects of remaining closed-end versus converting to an open-end investment company or liquidating.  After considering the alternatives, the Board determined that it was in the best interests of the Fund and its shareholders to convert the Fund to an open-end investment company, or mutual fund.  Details regarding the Board’s considerations and recommendations with respect to the Conversion appear in the Proxy Statement.

Q:    How will the Fund be managed after the Conversion?

A:    The Fund’s investment objective and core investment strategy and disciplines will not change following the Conversion.  However, the Adviser may have to make adjustments in the Fund’s typical cash positions in order to meet potential requests to sell shares back to the Fund for the then current price.

Q:    Will the Fund have the same investment adviser and portfolio manager after the Conversion?

A:    Yes, the Adviser (which has been the Fund’s investment adviser since its inception in 1983) will remain the Fund’s investment adviser, and Barry Ziskin (the Adviser’s and the Fund’s President, Treasurer will continue to serve as the Fund’s portfolio manager.

Q:    How will the 12b-1 Plan affect me?

A:    If the Conversion and the 12b-1 Plan are approved then upon the Conversion all shares will become subject to a 12b-1 fee (the “12b-1 Fee”) of up to 0.25% of the average daily net assets of the Fund.  Under the 12b-1 Plan, the Fund will be able to expend 12b-1 Fees on marketing and other services for the purpose of selling Fund shares.  Fund management and the Board believe that shareholders will benefit from the 12b-1 Plan because shareholders will benefit if the Fund grows in size through sales of new shares, as fixed expenses can be spread over a larger shareholder base, resulting in lower fixed costs per share than would be the case with a smaller fund.

Q:    How will the Fund be administered after the Conversion?

A:    In connection with the Conversion, the Board determined that the Fund should retain a third party mutual fund services provider to provide many of the day-to-day back office services required for an open-end investment company.  After an extensive search, the Fund has entered into a Fund Accounting Service Agreement with Gemini Fund Services, LLC (“Gemini”) dated November 1, 2005, under which Gemini provides accounting services to the Fund, an Administration Services Agreement with Gemini dated November 1, 2005, under which Gemini provides administrative services to the Fund, and a compliance services agreement with Fund Compliance Services, LLC, an affiliate of Gemini (“Compliance Services”), dated December __, 2005 to provide an employee to serve as the Fund’s chief compliance officer and related compliance services to the Fund.  In addition, the Board has approved a Transfer Agency Agreement with Gemini to provide transfer agency services to the Fund.  The Fund’s Board has also received and preliminarily reviewed a form of a Distribution Agreement with Aquarius Fund Distributors, Inc., an affiliate of Gemini, to provide distribution services to the Fund.  However, due to the requirement under the 1940 Act that the Distribution Agreement be approved at an in-person meeting called for such purpose, the Distribution Agreement is expected to be approved at the Board’s next in-person meeting, tentatively scheduled for December 29, 2005.  The Transfer Agency Agreement and, the Distribution Agreement (assuming approval by the shareholders at the shareholder meeting and the Board at its December in-person meeting) will commence if and when the Fund becomes registered as an open-end investment company.

Q:    How will the Conversion affect the Fund's expenses?

A:    Other than the addition of the 12b-1 Fee, the Board does not expect the Conversion to materially increase the Fund’s expenses.  The Fund’s expenses for the fiscal year ended December 31, 2004, totaled $354,812, and the Fund’s expense ratio was 3.8%.  While there can be no guarantees, the Board believes that the Fund’s principle added expenses following the Conversion will be limited to costs associated with registering the Fund as an open-end investment company, transfer agency services, the distribution of the Fund’s shares and the 12b-1 Fee.  The Board believes that, while open-ending will add costs in the short term, the Fund may experience cost savings over the long-term from the outsourcing of the majority of its day-to-day administrative functions to Gemini and Compliance Services.  As a result, assuming that the Fund’s assets do not decline significantly after the Conversion, the Board does not expect the Fund’s expenses or expense ratio to increase significantly, except for the new costs described above.  Even if assets of the Fund decline or expenses experience an unexpected increase, the Fund’s Board does not expect the Fund’s expense ratio to increase significantly.  This is primarily because the Adviser has an agreement with the Fund that limits the Fund’s annual expenses (subject to certain exceptions) to 3.5% of the Fund's average daily net assets up to $20,000,000 plus 1.5% of average daily net assets in excess of $20,000,000 (the “Expense Limitation Agreement”).1   The Expense Limitation Agreement will remain in effect if the Conversion is approved, and will effectively cap the Fund’s expenses (excluding open-ending expenses, the 12b-1 Fee and certain other items) at 3.5% as long as the Fund’s assets are under $20,000,000.

Q:    Will I have to pay any fees to sell my shares back to the Fund after the Conversion?

A:    Yes.  The Board has determined to impose a fee of 2% on any redemptions (i.e., sale of shares back to the Fund for the then current price) of Fund shares within 12 months after purchase, which fee will be paid to the Fund for the benefit of shareholders.  The purpose of this fee is to encourage long-term investment in the Fund and discourage short-term trading or market timing in Fund shares.  The Board has further determined that the Conversion Date will be deemed the purchase date for purposes of determining whether a redemption fee will apply to redemptions of shares held by shareholders on the Conversion Date.  Accordingly, shares redeemed (i.e., sold back to the Fund at their net asset value) within 12 months of the Conversion Date will be subject to a 2% redemption fee.

1 Under an Agreement dated December 29, 1983, the Adviser reimburses the Fund to the extent that the Fund’s aggregate annual expenses (including the advisory fee but excluding bonus or penalty payments, interest, taxes, brokerage commissions and expenses related to litigation or indemnification of officers and directors and, as interpreted by the Fund’s Board of Directors, open-ending expenses) exceed 3 1/2% of the Fund’s average daily net assets up to $20,000,000 plus 1 1/2% of average daily net assets in excess of $20,000,000, subject to certain exceptions.   No reimbursement was due from the Adviser for the fiscal year ended December 31, 2004 because the Fund’s expenses that are subject to the Expense Limitation Agreement were 3.3%, which was below the 3.5% cap.  Notwithstanding the foregoing, the Fund had expenses not subject to the Expense Limitation Agreement of 0.5%, which is why the Fund’s total expense ratio for the fiscal year ended December 31, 2004 was 3.8%.

Q:    What will be the federal income tax consequences of the Conversion?

A:  Neither the Fund nor its shareholders will realize any gain or loss for federal income tax purposes as a result of the Conversion, and the Conversion will not affect a shareholder’s holding period(s) or adjusted tax bases in the shares of the Fund.  In addition, the Fund has accumulated a significant amount of capital loss carryforwards which will continue to be available to offset capital gains incurred by the Fund after the Conversion.

Q:    If the Conversion is approved, what is the timetable for the Conversion?

A:    If approved, the Conversion is expected to occur as soon as practicable after the special meeting. However, the Conversion will not occur until a registration statement on Form N-1A for the Fund becomes effective with the U.S. Securities and Exchange Commission.

Q:   Why am I being asked to approve changes to the Fund’s Articles of Incorporation?

A:   Under applicable Maryland law, certain amendments to the Fund’s Articles of Incorporation require the approval of the shareholders of the corporation.  The proposed changes in the Fund’s Articles of Incorporation are designed primarily to reflect the change of the Fund from a closed-end investment company to an open-end investment company.  In addition, the proposed changes would provide that the Fund will not be required to hold an annual meeting of the shareholders unless required by the 1940 Act and otherwise clarify and simplify certain provisions of the Articles of Incorporation.  Each of these changes requires the approval of the shareholders of the Fund to be effective.

Q.      Why am I being asked to approve an amended and restated investment advisory agreement (the “Proposed Agreement”) with the Adviser?

A:     You are being asked to approve the Proposed Agreement in order to make certain clarifying changes to the current investment advisory agreement (the “Current Agreement”), and to make certain adjustments to the Fund’s performance fee arrangement with the Adviser (“Performance Bonus/Penalty Arrangement”).  Under the current Performance Bonus/Penalty Arrangement, the Fund calculates the Fund’s performance for the most recent four calendar quarters (the “Measurement Period”) at the end of each quarter.  If the Fund outperformed the S&P 500 Index by 10% or more during the Measurement Period, then the Adviser receives a bonus from the Fund.  Similarly, if the Fund underperformed the S&P 500 Index by 10% or more during the Measurement Period, then the Adviser pays a penalty to the Fund.

         Under the Current Agreement, the quarterly bonus or penalty, as applicable, is based on the same sliding scale beginning at 0.25% of the Fund’s average daily net assets, and going up to a maximum of 2.5%.  Under the Proposed Agreement, the performance bonus/penalty would be the same except that the Proposed Agreement reduces the sliding scale by a factor of 70%.  Accordingly, the sliding scale for a quarter begins at 0.075%, and goes up to 0.75% of the Fund’s average daily net assets.

        In order to provide for a transition period, if the Proposed Agreement is approved, the new performance bonus/penalty will begin to be applied on the first determination date that occurs four full calendar quarters after approval of the new agreement by the shareholders.

        A discussion of the material differences between the Proposed Agreement and the Current Agreement, as well as the Board’s considerations and recommendations with respect to the Proposed Agreement, is included in the Proxy Statement.

Q.    Why am I being asked to vote on the directors?

A:  The Board has determined to ask shareholders to vote on the election of the directors in accordance with applicable provisions of Maryland law and the 1940 Act.

Q:    Why am I voting to approve the Fund’s independent auditors?

A:    The Board has determined to ask shareholders to approve the continued engagement of the independent accounting firm of Tait, Weller & Baker for the Fund in accordance with applicable provisions of the 1940 Act.

Q:    Who is eligible to vote?

A:    Shareholders of record at the close of business on December 22, 2005 are entitled to be present and to vote at the special meeting.  Each share of record of the Fund is entitled to one vote (and a proportionate fractional vote for each fractional share) on each matter presented at the special meeting.

Q:    How do I ensure that my vote is accurately recorded?

A:    You may attend the special meeting and vote in person or you may complete and return the enclosed proxy card.  You may also vote by telephone or through the Internet and a control number and separate instructions are enclosed.  Proxy cards that are properly signed, dated and received prior to the special meeting will be voted as specified.  If you specify a vote on any of Proposals 1, 2, 3 or 4, your proxy will be voted as you indicate, and any Proposals for which no vote is specified will be voted FOR that Proposal.  If you simply sign, date and return the proxy card, but do not specify a vote on any of the Proposals, your shares will be voted FOR all Proposals.

Q:    May I revoke my proxy?

A:   You may revoke your proxy at any time before it is voted by forwarding a written revocation or a later-dated proxy to the Fund that is received by the Fund at or prior to the special meeting, or by attending the special meeting and voting in person.

D R A F T

12/1305

Z-SEVEN FUND, INC.

1819 S. Dobson Road

Suite 207

Mesa, AZ  85202

(480) 897-6214

__________________

PROXY STATEMENT

__________________

SPECIAL MEETING OF SHAREHOLDERS

To Be Held January 31, 2005

              This statement is furnished in connection with the solicitation of the accompanying proxy by the Z-Seven Fund, Inc., a Maryland corporation (the “Fund”), in connection with the solicitation of proxies from the Fund’s shareholders by the Board of Directors of the Fund (the “Board”) to be voted at a Special Meeting of shareholders of the Fund to be held at 2:30 p.m., Mountain time, January 31, 2005, and at any adjournment thereof (the “Meeting”).  The Meeting will be held at the Fund’s address or at such other place and/or time as the Board of Directors may determine in order to accommodate any significant increase in anticipated attendance at the Meeting.  Notice of any change in the place and/or time of the Meeting will be given to shareholders of the Fund not less than 10 days prior to the Meeting.  Copies of this Proxy Statement were first mailed to shareholders of the Fund on or about December __, 2005.

              If the enclosed proxy form is executed properly and returned in time to be voted at the Meeting, the shares represented will be voted according to the instructions contained therein.  Executed proxies that are unmarked will be voted.  Unless instructions to the contrary are marked thereon, proxies will be voted in favor of each of the proxy proposals, and in accordance with the discretion of the Board on any other matter that may properly come before the Meeting.  Any shareholder giving a proxy has the power to revoke it at any time before it is voted by delivering to the Secretary of the Fund either an instrument revoking the proxy or a duly executed proxy bearing a later date.  Proxies may also be revoked by any shareholder present at the Meeting who expresses a desire to vote his proxy in person.

              The Board of Directors has fixed the close of business on December 22, 2005, as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and vote at, the Meeting, and only shareholders of record at the close of business on that day will be entitled to vote.

              As of December 22, 2005, there were issued and outstanding [1,847,633] shares of common stock of the Fund (the “Common Stock”).  Each share of Common Stock is entitled to one vote.  There is no provision for cumulative voting.  Shares held by shareholders present in person or represented by proxy at the Meeting will be counted both for the purpose of determining the presence of a quorum and for calculating the votes cast on the issues before the Meeting.  Shareholders may vote their shares directly in person at the meeting, by proxy using the enclosed proxy card or if the shares are held by a broker or other fiduciary for the shareholder, then such broker or fiduciary may vote the shares pursuant to the shareholder’s instructions or pursuant to discretionary authority, if given by the shareholder.  Broker non-votes (proxies returned by a broker holding shares in street name that are not voted for or against a proposal) are counted toward the required quorum, but have the same effect as abstentions with regard to the applicable proposal(s).  In accordance with Maryland law, shares held by two or more persons (whether as joint tenants, cofiduciaries or otherwise) will be voted as follows:  unless a written instrument or court order providing to the contrary has been filed with the Secretary of the Fund, (1) if only one votes, the vote will bind all; (2) if more than one votes, the vote of the majority will bind all; and (3) if more than one votes and the vote is evenly divided, the shares will be voted in accordance with the determination of a majority of such persons and any person appointed to act by a court of competent jurisdiction, or, in the absence of such appointment, the vote will be cast proportionately.

              If, by the time scheduled for the Meeting, a quorum is not present, or if a quorum is present but sufficient votes in favor of any of the proposals described in the Proxy Statement are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies.  If a quorum is present, votes will be taken for the election of directors and on any proposal or proposals as to which there are sufficient votes for approval; and the remaining proposal or proposals may be considered at an adjourned meeting or meetings.  No adjournment will be for a period exceeding 120 days after the Record Date.  Any such adjournment will require the affirmative vote of a majority of shares present in person or by proxy at the session of the meeting to be adjourned.

              The persons named as proxies will vote in favor of any such adjournment those proxies which instruct them to vote in favor of the proposals to be considered at the adjourned meeting, and will vote against any such adjournment those proxies which instruct them to vote against or to abstain from voting on all proposals to be considered at the adjourned meeting.

              The Annual Report of the Fund for the fiscal year ended December 31, 2004, including audited financial statements of the Fund, and the Semi-Annual Report for the period ended June 30, 2005, including unaudited financial statements for the Fund, were mailed to shareholders of record at the close of business on February 28, 2005, and August 26, 2005, respectively.  The Fund will furnish, without charge, a copy of the Annual Report and the Semi-Annual Report to a shareholder upon request to the address or phone number listed above.

              The cost of solicitation of proxies will be paid by the Fund.  Persons holding stock as nominees will be reimbursed, upon request, for their reasonable expenses in sending or forwarding solicitation material to the principals of the accounts.  In order to obtain the necessary quorum at the Meeting, supplementary solicitation may be made by mail, telephone, facsimile, personal interview, or other means by officers or directors of the Fund.

                 As of December 22, 2005, the following persons owned of record, or beneficially, 5% or more of the outstanding shares of the Fund [VERIFY SHARE NUMBERS]:

Name and Address of Beneficial Owner	Number Of Shares	Percent
Barry Ziskin 1819 S. Dobson Rd., Suite 207 Mesa, AZ 85202	553,924(1)	30%
Sir John M. Templeton P.O. Box 7759 Lyford Cay, Nassau, Bahamas	308,352(2)	17%
Thomas W. Lee 130 – 10th Street San Francisco, CA 94103	161,664(3)	9%
Laxey Partners Limited Summerhill The Old Chapel Onchan Isle of Man 1M3 1NA	112,200	6%

(1) The shares shown include 249,149 shares owned by Ziskin Asset Management, Inc., of which Mr. Ziskin is sole shareholder; 187,094 shares owned by TOP Fund Management, Inc., of which Mr. Ziskin is sole shareholder; 111,314 shares owned by Ziskin Asset Management, Inc. Profit Sharing Plan, of which Mr. Ziskin is Trustee; and 6,367 shares that Mr. Ziskin owns personally, or acts as custodian for.

(2) Agape Co., S.A. owns 308,352 shares. Agape Co., S.A. is indirectly controlled by Sir John Templeton.  The shares were issued to Agape in a private placement in December, 1992.  The Fund is obligated to register these shares for sale in the open market upon Agape's request.  Previous negotiations for the repurchase of these shares by the Fund have been discontinued.

(3) The shares held by Mr. Lee, who is an officer and director of Red Cart Market, Inc. and President of The San Francisco Advertiser, include: 50,050 shares owned by The San Francisco Advertiser; 43,500 shares owned by Red Cart Market, Inc. Profit Sharing Plan; 28,714 shares owned by The Lee Investment Partnership; 31,000 shares owned by The San Francisco Advertiser Profit Sharing Plan, of which Mr. Lee is a Trustee; and 3,200 shares owned by Red Cart Market, Inc. D.B.A. Pet Club Profit Sharing Plan.

(4) In preparing the table above, the Fund has relied on information in public filings with the Securities and Exchange Commission.  In addition, for Mr. Ziskin, the Fund has relied on information provided directly to the Fund.

D R A F T

12/1305

                 At the Meeting, shareholders will be asked to consider and vote upon the following:

          1.    To approve the conversion of the Fund from a closed-end investment company to an open-end investment company (the “Conversion”), including in connection therewith:

                 (a)     Changing the subclassification of the Fund under the Investment Company Act of 1940 (the “1940 Act”) from that of a closed-end investment company to that of an open-end investment company;

                 (b)     Amending and restating the Articles of Incorporation of the Fund;

                 (c)     To approve a distribution and shareholder servicing plan, pursuant to Rule 12b-1 under the 1940 Act, that provides for the imposition of distribution and shareholder servicing fees with respect to Fund shares outstanding at the time of the Conversion, to take effect upon the Conversion; and

                 (d)     Approving a distribution agreement with Aquarius Fund Distributors, Inc. (“Aquarius”) for the provision of underwriting and distribution services.

.

Collectively, Proposals 1(a), (b), (c) and (d) are referred to hereinafter as the “Conversion Proposals.”

          2.    To approve an amended and restated investment advisory agreement with TOP Fund Management, Inc. (the “Adviser”).

          3.    To elect five (5) Directors, each to hold office for an indefinite term, and until his or her successor is duly elected and qualified.

          4.    To ratify the selection of Tait, Weller & Baker as independent auditors of the Fund.

          5.    To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

PROPOSAL ONE

CONVERSION OF THE FUND FROM A CLOSED-END

INVESTMENT COMPANY TO AN OPEN-END

INVESTMENT COMPANY AND RELATED MATTERS

At a meeting held November 4, 2003, the Board of Directors considered and unanimously approved a recommendation of the Adviser to submit to shareholders a proposal to convert the Fund from a closed-end investment company to an open-end investment company.  At meetings held on October 1, 2004, the Board reaffirmed its approval of the recommendation to open-end and, in connection therewith, also considered and unanimously approved the amendment and restatement of the Fund’s Articles of Incorporation to convert the Fund from a closed-end to an open-end fund, and the submission of the same to shareholders for approval.  At a meeting in October 2005, the Board reaffirmed the prior determinations described above, and approved the retention of a third party mutual fund services provider, Gemini Fund Services, LLC (“Gemini”) to provide many of the day-to-day back office services required for an open-end investment company.  Specifically, the Board approved an Accounting Service Agreement (the “Accounting Services Agreement”), an Administration Services Agreement (the “Administration Agreement”) and a Transfer Agency Agreement (the “Transfer Agency Agreement”) with Gemini.  In addition, the Board approved a Compliance Services Agreement (the “CCO Agreement”) with Fund Compliance Services, LLC, an affiliate of Gemini (“Compliance Services”).  The Fund’s Board has also received and preliminarily reviewed a form of distribution agreement (the “Distribution Agreement”) with Aquarius, an affiliate of Gemini, to provide distribution services to the Fund.  The Distribution Agreement is recommended for approval by the shareholders under Proposal 1D below.  Due to the requirement under the 1940 Act that the Distribution Agreement be approved by the Board at an in-person meeting called for such purpose, the Distribution Agreement is expected to be approved at the Board’s next in-person meeting, tentatively scheduled for December 2005.

Gemini began providing accounting and administration services to the Fund under the Accounting Agreement and the Administration Agreement on November 1, 2005.  Compliance Services began providing compliance services to the Fund under the CCO Agreement on December __, 2005.  The Transfer Agency Agreement and, assuming approval by the Board at its December in-person meeting, the Distribution Agreement, will commence if and when the Fund becomes registered as an open-end investment company.

The Board has also approved a Rule 12b-1 Distribution Plan (the “12b-1 Plan”) for the Fund under which the Fund will be permitted to pay up to 0.25% of its average daily net assets on marketing and other services for the purpose of distributing Fund shares which is recommended for approval by the shareholders under Proposal 1C below (the “12b-1 Fee”).  The 12b-1 Fee will not be subject to the Expense Limitation Agreement (defined below).

Shareholders of the Fund are now being asked to consider the Conversion Proposals. If the Conversion Proposals are approved by shareholders, the Fund will thereafter be converted to an open-end investment company; provided, however, that a registration statement under the Securities Act of 1933, as amended, must first become effective to allow the continuous offering of shares of the Fund.  If the Conversion Proposals are not approved and the Conversion does not occur, the Board will consider whether other action should be taken, which may include liquidation of the Fund.  A proposal to liquidate the Fund would require shareholder approval, and cause the Fund to incur the expenses of an additional proxy solicitation.

Background of the Conversion Proposals.  When the Fund was organized in 1983, the closed-end format was chosen as most appropriate for the Fund’s character and intended method of operation because the Adviser’s investment methodology and stock selection criteria emphasized mostly small-cap and some micro-cap undervalued growth stocks, many of which were thinly traded.  The Adviser and its affiliate, Ziskin Asset Management, Inc. (“ZAM”), managed money for both the Fund and private accounts, and the Adviser believed that the closed-end format would help control the size of the Fund so that the Adviser and ZAM could implement their strategy for both the Fund and private accounts without having too many dollars to invest into too few stocks.  Today, ZAM’s private account business is relatively small (under $1 million in assets as of November 1, 2005) and, although the Adviser continues to use the same investment strategy to manage the Fund, the growth of the stock market and advances in technology and communications keep many micro-cap and most small-cap stocks liquid, so the Fund rarely invests in an illiquid stock.  In light of changes in the market and ZAM’s small private account business, the Adviser believes that the Fund could experience significant growth without impeding the Adviser’s ability to locate stocks for the Fund’s portfolio.  Accordingly, the Adviser and the Board believe that open-ending the Fund is appropriate without any changes in the Fund’s investment strategy, and (as discussed further below) believe that growth through sales of new shares would be in the best interest of all shareholders.  Notwithstanding the foregoing, the Fund’s Board reserves the right after open-ending to close the Fund to new investors and/or to additional share purchases by existing shareholders if it believes the Fund becomes too large to effectively implement the Fund’s investment strategy.

At its November 4, 2003 meeting, the Board determined that open-ending the Fund would confer benefits on the Fund’s shareholders that outweigh detriments to Fund shareholders.  In reaching its conclusions, the Board considered a number of factors including, without limitation, the Fund’s size; the recent discounts between the trading price for Fund shares and its net asset value (e.g., 17% as of October 31, 20032)); the Fund’s determination to delist from the National Association of Securities Dealers Automated Quotation System (NASDAQ) as of December 31, 2003 due to cost concerns; the limited amount of trading and limited prospects for future trading in Fund shares; and the Fund’s expense ratio and prospects for growth.  The Board also considered that, while conversion to open-end form most probably would result in an initial shrinkage of the Fund resulting from requests to redeem shares3, over the longer term conversion would create the opportunity, which the Fund does not currently enjoy, to achieve the benefits associated with greater asset size through sales of Fund shares.  Further, the Board considered that, although the Fund would incur certain new expenses after the Conversion (e.g., new service provider fees and new 12b-1 fees), these fees could be offset partially or wholly by corresponding benefits such as reductions in Fund staff and office expenses and potential increases in assets, and these increases would generally be reimbursed to the extent that they exceed the limits under the Fund’s Expense Limitation Agreement (defined below) with the Adviser.  Finally, the Board determined that the benefits to shareholders of elimination of the Fund’s discount, together with continuous liquidity and potential for growth of the Fund through sales, could be expected to outweigh the potential drawbacks, resulting from open-ending the Fund.

At its July and October 2005 meetings, the Board reconsidered the benefits to the Fund’s shareholders of converting the Funds from a closed-end investment company to an open-end investment company.  At the October 2005 meeting, the Board reaffirmed that open-ending the Fund would confer benefits on the Fund’s shareholders that outweigh the detriments to Fund shareholders.  The Board determined that the factors and circumstances that existed when the Board originally considered open-ending the Fund continue to exist presently.  These factors and circumstances include, without limitation, the Fund’s size; the continuing discounts between the trading price for Fund shares and its net asset value (e.g., an average of 15% from December 2003 to October 2005; the Fund’s continued delisting from NASDAQ; continued limited trading and prospects for future trading in Fund shares; and the Fund’s expense ratio and prospects for growth.  The Board further reconsidered the potential drawbacks to open-ending the Fund, including, without limitation, initial shrinkage of the Fund resulting from redemption requests (i.e., shareholders selling shares back to the Fund for the then current price), and incurring certain new expenses.  However, the Board reaffirmed that over the longer term, the Board believes that the Conversion would create the opportunity for the Fund to achieve benefits associated with greater asset size through sales of Fund shares, and that the new expenses incurred could be partially or wholly offset by corresponding reductions in Fund staff and office expenses, as well as potential increases in assets.  Ultimately, the Board reaffirmed its prior determination that the elimination of the Fund’s discount, together with continuous liquidity and the potential for growth would outweigh potential drawbacks to open-ending the Fund.

1 The Adviser and the Board have continued to monitor the Fund’s trading discounts since November 2003.  From December 1, 2003 to November 30, 2005, the Fund’s trading discount averaged approximately 15%, as calculated on a month-end basis throughout the period.

2 Shares are “redeemed” when a shareholder sells his/her shares back to the Fund at net asset value.  Open-end funds are required to purchase shares from shareholders at their net asset value next determined by the fund following the redemption request.

Certain Board Considerations.  Set forth below is a discussion of several material issues considered by the Board in determining to approve the open-ending of the Fund:

Engagement of New Service Providers.  The Board considered whether the Adviser and the Fund have the resources, training and personnel to effectively operate and administer an open-end fund.  Following discussions with the Adviser, the Adviser and the Board determined that, although the Adviser has the ability to provide investment advisory services to the Fund after the Conversion, the Fund and the Adviser do not have the staffing to perform the day-to-day administration of a mutual fund without the assistance of third party service providers.  Accordingly, the Board determined that the Fund should engage third party service providers to provide the Fund with accounting and administration, shareholder servicing and transfer agency, compliance and distribution services.  The Board further determined that, regardless of whether open-ending the Fund is approved, the Fund should engage a third party service provider to assist with the Fund’s accounting and administration and compliance requirements.

The Fund conducted an extensive search for an appropriate third party investment company service provider.  After considerable efforts and several unsuccessful attempts to engage a service provider for the Fund, the Fund has engaged Gemini and its affiliate, Fund Services, to provide accounting, administrative, and compliance services to the Fund, as described above.  In addition, the Board has approved a Transfer Agency Agreement with Gemini, and the Board has received, reviewed and expects to approve a Distribution Agreement with Aquarius at its December 2005 in-person meeting.  The Board believes that the engagement of Gemini and its affiliates (the “Service Provider”) will provide the Fund with the resources to administer the Fund on a day-to-day basis following the Conversion.

Effects of Conversion on the Fund’s Expense Ratio.  The Board has considered the effects that open-ending may have on the expenses of the Fund, and has determined that, other than the imposition of the new 12b-1 Fee (which will not be subject to the Expense Limitation Agreement (defined below)), open-ending will not have a material effect on the Fund’s net expense ratio after open-ending is complete, even if the Fund experiences significant redemptions (i.e., shareholders selling significant shares back to the Fund for the then current price).  Under a letter agreement between the Adviser and the Fund dated December 29, 1983 (the “Expense Limitation Agreement”), the Adviser has agreed to reimburse the Fund to the extent that its annual expenses (subject to certain exceptions) exceed 3.5% of the Fund's average daily net assets up to $20,000,000 plus 1.5% of average daily net assets in excess of $20,000,000.4  For the fiscal years ended December 31, 2003 and 2002, the Adviser reimbursed part of the Fund’s expenses subject to the Expense Limitation Agreement exceeded the limit of 3.5% under the Expense Limitation Agreement.5  While there was no reimbursement due for the year ended December 31, 2004, the Fund’s expenses that are subject to the Expense Limitation Agreement represented 3.3% of the Fund’s average net assets.  Therefore, even if the Fund’s expenses increase as a result of the Conversion and/or the Fund’s assets decrease following the Conversion, the Board believes that the Expense Limitation Agreement will have the effect of keeping the Fund’s expenses (other than 12b-1 Fees and other expenses

1 Under an Agreement dated December 29, 1983, the Adviser reimburses the Fund to the extent that the Fund's aggregate annual expenses (including the advisory fee but excluding bonus or penalty payments, interest, taxes, brokerage commissions and expenses related to litigation or indemnification of officers and directors and, as interpreted by the Fund’s Board of Directors, open-ending expenses) exceeds 3 1/2% of the Fund's average daily net assets up to $20,000,000 plus 1 1/2% of average daily net assets in excess of $20,000,000, subject to certain exceptions.

2 The Fund’s average net assets for the fiscal years ended December 31, 2002, 2003 and 2004 were $8,277,634, $8,386,622 and 9,474,067.

 excluded under the Expense Limitation Agreement) to a level similar to that of the most recently completed three fiscal years.  For an example demonstrating the expense ratio of the Fund before and after the Conversion, see Proposal 1C below.

              Certain Conflicts of Interest.  At and prior to the Board’s November 4, 2003 meeting, the Adviser informed the Board that the Adviser has a conflict of interest with respect to the potential open-ending of the Fund because open-ending would provide liquidity that the Adviser desired for its Fund shares.  The Adviser entered into a $700,000 promissory note with a maturity date of May 10, 2004 (the “Note”) in favor of Wells Fargo (the “Bank”) on April 29, 1999, and pledged Fund shares as security for the Note.  The Adviser explained to the Board that the Bank had notified the Adviser that the Bank would no longer accept shares of the Fund as collateral for the Note because, although the value of the Adviser’s and Mr. Ziskin’s shares in the Fund exceeded the amount of the loan, the Fund was not a liquid investment.  Therefore, the Adviser indicated that the Adviser had an incentive to convert the Fund to an open-end investment company in order to make its Fund shares liquid.

              Since the Adviser informed the Board of its conflict, the Adviser has entered into a number of restructure agreements with the Bank and has reduced the balance on the Note to $225,000 and extended the maturity date of the Note to November 10, 2006, with principal payments of $50,000 due on February 10, 2006, May 10, 2006 and August 10, 2006 and the remainder of the principal due on November 10, 2006.  The Adviser expects to enter into an arrangement with the broker-dealer firm of Scottsdale Capital Advisors Corp. (the “Broker-Dealer”) to establish a margin account with the Broker-Dealer by depositing Fund shares if and when the Fund open-ends and the Fund’s shares become redeemable and liquid.  The Adviser has informed the Board that it expects to use the margin account to pay off the remainder of the Note if and when the margin account is established.  Accordingly, while the amount of the Note has been substantially reduced and the value of the Adviser’s shares exceeds the balance on the Note, the Adviser has a conflict of interest because of its plan to establish the margin account and pay off the Note.

              Mr. Ziskin has also informed the Board that he expects that the liquidity provided through open-ending will permit him to increase his investments in the Fund.  He has informed the Board that, in addition to paying off the Note, he intends to use the margin account to purchase additional shares of the Fund after open-ending.

              Potential Redemptions.  The Board has considered that redemption requests (i.e., selling shares back to the Fund for there then current price) following the Conversion could be substantial.  The Board is also aware that a number of market professionals view closed-end funds as arbitrage opportunities and could take sizable positions in shares of the Fund for the purpose of profiting through redemption immediately following an open-ending.  This phenomenon could serve to increase the percentage of Fund shares subject to redemption requests.  Accordingly, although redemptions of shares following any conversion to open-end form could be expected to be partially offset by new sales of Fund shares, it is not possible to predict the extent of such redemptions or new sales or whether the net redemptions anticipated in the short run would require the sale of significant portfolio positions.  In addition, the Board has considered that significant redemptions of Fund shares could disrupt the Adviser’s management strategy, and would subject the Fund to added costs in brokerage and transaction fees.  In addition, the Adviser indicated to the Board that redemptions would reduce the Fund’s asset base, thereby potentially increasing costs for remaining shareholders.

              Certain Shareholders.  In response to the foregoing concerns, the Board requested a list of shareholders known to the Fund to own more than 5% of the Fund’s shares.  The Board then requested that the Fund determine the two largest shareholders’ intentions with respect to redeeming their shares following the Conversion, if it occurs.

              The first of these shareholders was the Adviser’s owner and president, and the Fund’s President, treasurer and director, Barry Ziskin, who controls approximately 30% of the Fund’s shares.  Mr. Ziskin has indicated that he may seek to transfer shares to his sister, fellow Fund director Rochelle Ziskin, to repay a $150,000 loan.  Mr. Ziskin has indicated that, unless his proposed transfer of shares to Ms. Ziskin constitutes a redemption of Fund shares, he does not intend to redeem any shares in the Fund for the first year following open-ending.

              The second of these shareholders was Sir John Templeton, president of Agape, Co., S.A., who currently controls approximately 17% of the Fund’s shares.  Following the Board’s request, the Fund obtained from Mr. Templeton a letter dated April 13, 2004 in which Mr. Templeton stated he would not redeem shares he beneficially owns within the first year after the Conversion Date; provided, however, that Mr. Templeton reserved the right to make charitable donations of shares of the Fund following the Conversion Date, without limitation.  The Fund has obtained from Mr. Templeton a letter dated August 15, 2005 reaffirming Mr. Templeton’s statements in the April 2004 letter.

              The Board believes that the respective statements of Mr. Ziskin and Mr. Templeton provide reasonable assurance that the Fund’s two largest shareholders will not redeem substantial portions of their shares of the Fund within the first year following the Conversion.  Notwithstanding the foregoing, the Board acknowledges that redemptions following the Conversion remain a material issue for open-ending.

              Redemption Fee.  The Board has considered that mutual funds are subject to the potential for redemptions (i.e., shareholders selling shares back to the Fund at net asset value) and that they may experience disruptions in portfolio management and incur added expenses when faced with significant redemptions.  In this regard, the Board considered that many mutual funds impose a redemption fee of up to 2% applicable to redemptions of shares within the first twelve months after purchase that is payable to the mutual fund.  The redemption fee offsets, at least in part, the disruption and costs of redemptions by short-term investors, and has the effect of encouraging long-term investment in the mutual fund (and discouraging market timing and other short-term investment approaches).  In addition, the Board considered that a closed-end fund that converts to open-end form may, in order to provide shareholders with an incentive to refrain from immediately exercising their right to redeem and to offset some of the direct and indirect costs associated with a conversion to and operation as an open-end fund, impose a redemption fee that is paid by shareholders who redeem their shares shortly after the Conversion.

For the foregoing reasons, the Board has authorized and approved the imposition of a 2% redemption fee applicable to redemptions of shares of the Fund (i.e., sales of Fund shares to the Fund at net asset value) within the first twelve months after they are purchased (the “Redemption Fee”).  Further, the Board determined that the date of the Conversion (the “Conversion Date”) shall be deemed the “initial purchase date” for all shares held by current shareholders as of the Conversion Date.  Accordingly, shares redeemed within 12 months of the Conversion Date will be subject to a 2% Redemption Fee.  The Board believes that the Redemption Fee will discourage redemptions following the Conversion, and encourage long-term investment in the Fund for new purchases.  In addition, the Redemption Fee, since it will be retained by the Fund, will have the effect of offsetting the expenses and disruption that the Fund endures from redemptions.

Management Following the Conversion.  The Board believes that conversion of the Fund to an open-end investment company will permit the continued operation of the Fund in accordance with its investment objective while providing shareholders with the ability to redeem their shares at a price based on net asset value instead of a price set in the market.  The Adviser does not anticipate that the Conversion would require any material portfolio restructuring either to enable the Fund to operate as an open-end investment company or to meet potential significant redemption requests following the Conversion.

              Differences Between Open-End and Closed-End Investment Companies.  The Fund is a closed-end investment company.  Closed-end investment companies neither redeem (i.e., sell shares back to the Fund for the then current price) their outstanding shares of stock nor engage in the continuous sale of new shares, and thus operate with a relatively fixed capitalization.  In contrast, open-end investment companies, commonly referred to as “mutual funds,” issue redeemable securities.  The holders of redeemable securities have the right to surrender those securities to the mutual fund and receive an amount equal to the net asset value of the shares (less any redemption fee).  Many mutual funds (including the Fund, if the proposed conversion is effected) also continuously issue new shares to investors based on the net asset value of the shares at the time of such issuance.

Some of the legal and practical differences between operation of the Fund as a closed-end and an open-end investment company are as follows:

(a)         Acquisition and Disposition of Shares.  If the Fund converts into an open-end investment company, or mutual fund, investors wishing to acquire shares of the Fund would be able to purchase them either through selected financial intermediaries or directly from the Fund.  Shareholders desiring to realize the value of their shares would be able to do so by redeeming shares at net asset value, less any applicable Redemption Fee (e.g., redemptions within one year after purchase).

The Board has determined to impose a Redemption Fee of 2%, payable to the Fund, on Fund shares outstanding at the time of the Conversion that are redeemed or exchanged on or before the first anniversary of the conversion to open-end form.  Redemption Fees would be retained by the Fund and would tend to increase its net asset value.  The Board believes that the Redemption Fee would tend to spread out the initial redemptions of Fund shares and thus alleviate to an extent any possible disruptive effects on the management of the Fund’s portfolio, reduce the impact of initial redemptions upon the facilities of the Fund, and offset some of the direct and indirect costs associated with a conversion to and operation as an open-end fund.

(b)  Voting Rights.  If the Conversion occurs, opportunities for shareholders to vote on particular issues may be less frequent.  Under Maryland corporate law, an investment company is not required to hold shareholder meetings unless the election of directors is required to be acted on under the 1940 Act if the investment company includes such an appropriate provision in its Articles of Incorporation or By-Laws.  When the Fund was listed on NASDAQ, the Fund generally held an annual meeting due to certain listing requirements.  If the Conversion does not occur, then the Fund may determine to relist, in which case the Fund may be generally required to hold an annual meeting again.  However, if the Conversion is approved, then the Fund would not be required to hold a meeting of shareholders except when shareholder approvals are necessary under the 1940 Act or Maryland law.  Under the 1940 Act, the Fund would be required to hold a shareholder meeting if the number of Directors elected by the shareholders was less than a majority of the total number of Directors, or if a change were sought in the fundamental investment policies of the Fund or (except under certain limited circumstances) change in the investment advisory agreement of the Fund or, in certain circumstances, changes in the proposed Rule 12b-1 distribution plan of the Fund, or for certain other types of actions.  Under the Fund’s By-Laws, a special meeting of shareholders is required to be called upon request of shareholders entitled to cast at least 25% of all the votes entitled to be cast at the special meeting.

(c)         Determination of Net Asset Value.  Regulations adopted by the U.S. Securities and Exchange Commission (the “Commission”) generally require open-end funds to value their assets on each business day in order to determine the current net asset value at which shares may be redeemed by shareholders or purchased by investors.  The net asset values of most open-end funds are published daily by leading financial publications.

(d)         Expenses; Potential Net Redemptions; Sales of New Shares.  The Fund’s expenses may increase as a result of open-ending, whether as a result of the cost of additional services available to shareholders or otherwise.  Open-ending may result in immediate, substantial redemptions and, hence, a marked reduction in the size of the Fund, although this result eventually could be offset by new sales of shares and reinvestment of dividends and capital gains distributions in shares of the Fund.  An asset base of decreased size could produce less income and lower gains per share, than are currently being produced.  Accordingly, the Fund’s ratio of operating expenses to average net assets could increase substantially.  Significant net redemptions could also render the Fund an uneconomical venture by virtue of its diminished size.  In the event the Fund were to become too small to be considered economically viable, the Board might consider alternatives to continuing the Fund’s operations, ranging from a merger of the Fund with another investment company to liquidation of the Fund.  As explained above, open-ending also provides an opportunity for growth of the Fund through sales of new shares.

(e)         Dividend Reinvestment Plan.  The Fund intends to continue to provide the opportunity for shareholders to receive income dividends and capital gains distributions in cash or, at no charge to shareholders, in shares of the Fund.  Effective upon conversion to an open-end investment company, such reinvestments in shares would be made at net asset value on the date of reinvestment (i.e., the payable date), rather than, as is currently the case, at market value.  Dividends and distributions of net capital gains to shareholders are recorded on the ex-dividend date.  Investment income and capital gain distributions are determined in accordance with income tax regulations, which may differ from accounting principles generally accepted in the United States of America.  These differences are primarily due to differing treatments of income and gains on foreign denominated assets and liabilities held by the Fund, timing differences, and differing characterizations of distributions made by the Fund.  Due to the tax treatment of certain income and capital gain items, as of December 31, 2004, the Fund has reclassified $150,899 from accumulated net investment loss to paid in capital.

(f)          Portfolio Management.  Unlike open-end funds, closed-end investment companies are not subject to pressures to sell portfolio securities at disadvantageous times in order to meet net redemptions.  Most open-end funds maintain adequate reserves of cash or cash equivalents in order to meet net redemptions as they arise.  Because closed-end investment companies do not have to meet redemptions, their cash reserves can be substantial or minimal, depending primarily on management’s perception of market conditions and on decisions to use fund assets to repurchase shares.  The larger reserves of cash or cash equivalents required to operate prudently as an open-end fund when net redemptions are anticipated could reduce the Fund's investment flexibility and the scope of its investment opportunities.  The Fund may have to sell portfolio securities in order to accommodate the need for larger reserves of cash or cash equivalents, resulting in an increase in transaction costs and portfolio turnover.  Nevertheless, the Adviser does not expect significant changes in the Fund’s investment policies or procedures as a result of open-ending.

(g)         Illiquid Securities.  As a general guideline, an open-end investment company should not have more than 15% of its net assets invested in securities that are not readily marketable.  However, this limit will not affect the Fund because the Fund has a fundamental investment restriction that prohibits the Fund from having more than 5% of its net assets (determined at the time of investment) in illiquid securities.

(h)         Senior Securities and Borrowings.  The 1940 Act prohibits open-end funds from issuing “senior securities” representing indebtedness (i.e., bonds, debentures, notes and other similar securities), other than indebtedness to banks where there is an asset coverage of at least 300% for all borrowings.  Closed-end investment companies, on the other hand, are permitted to issue senior securities representing indebtedness to any lender if the 300% asset coverage is met.  In addition, closed-end investment companies may issue preferred stock, whereas open-end investment companies may not issue preferred stock.  This greater ability to issue senior securities may give closed-end investment companies more flexibility than open-end funds in “leveraging” their investments.  To date, the Fund has not leveraged its assets.

(i)          Rule 12b-1 Distribution Plan.  An open-end investment company, unlike a closed-end investment company, is permitted to finance the distribution of its shares by adopting a plan of distribution pursuant to Rule 12b-1 under the 1940 Act.  Proposal 1C is the adoption of a distribution plan pursuant to Rule 12b-1 that will permit the Fund to reimburse its distributor for costs incurred by it in distributing the shares of the Fund.  Accordingly, if the Conversion is approved, the Fund will have adopted a Rule 12b-1 plan with the provisions described under Proposal 1C.  For more information, see Proposal 1C below.

(j)          Minimum Investment and Involuntary Redemptions.  If the Fund open-ends, in order to reduce the administrative burdens incurred in monitoring numerous small accounts, it expects to initially adopt requirements that an initial investment in Fund shares for ordinary accounts equal at least $1,000 and any subsequent investment (other than upon the reinvestment of dividends or distributions) be in a minimum amount of $50.  The Fund expects that, following open-ending, it will be able to redeem all of the shares of any shareholder whose account has remained below $1,000 in value for at least 90 days, except for shareholders who are shareholders at the time of the Conversion or account values that fall below $1,000 due to performance of the Fund.  Shareholders will receive 60 days written notice to increase the account value before the account is closed.  The Fund would be permitted to waive or reduce these minimums for certain retirement plans or custodial accounts for the benefit of minors.  The minimum initial investment requirement will not apply to shareholders holding shares at the time of the Conversion.

(k)         Qualification as a Regulated Investment Company.  The Fund intends to continue to qualify for treatment as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”), after conversion to open-end form.  Such qualification will allow the Fund to continue to be relieved of federal income tax on that part of its investment company taxable income and net capital gain that are distributed to shareholders.  The Adviser anticipates that the Fund would continue to be able to meet this requirement after the conversion.  No assurance exists, however, that this requirement would be met under all possible circumstances, particularly if the Fund faces unexpectedly large net redemptions or large influxes of cash followed within a short time by significant redemptions.

(l)          Stock Certificates.  As discussed below under “Amendment and Restatement of Articles of Incorporation,” if the Conversion is approved each certificate representing shares of the Fund as a closed- end investment company will automatically represent the same number of shares of the Fund as an open-end investment company.  Each current shareholder will have the right to exchange his old certificates for new certificates in the open-end fund and have the shares maintained in book-entry form by the Fund’s transfer agent if and when the Fund open-ends.

PROPOSAL 1A:

CONVERSION TO OPEN-END FORM

If the Conversion is approved, the Fund will be able to take steps to offer shares of the Fund to the public.  The Conversion will not be implemented until after a registration statement under the Securities Act of 1933, as amended, allowing the continuous offering of shares of the Fund becomes effective.

Although the Fund will use all practicable measures to keep costs at a minimum, certain costs will be incurred, many of which will be nonrecurring, in connection with the change from a closed-end to an open-end investment company, including costs associated with the preparation of a registration statement as required by federal securities laws (including printing and mailing costs) and the payment of fees under state securities laws.  These additional costs will be paid by the Fund, and it is anticipated that substantially all of these costs will be incurred by the Fund prior to the effective date of the Conversion.

Neither the Fund nor its shareholders will realize any gain or loss for tax purposes upon the Conversion, and the Conversion will not affect a shareholder's holding periods or adjusted tax basis in his or her shares of the Fund. Such opinion is based upon the view that the Conversion does not, for federal income tax purposes, involve the exchange or disposition of a shareholder's holdings in the Fund or, even if the Conversion were deemed to be such an exchange, the exchange would not be a taxable event.  A shareholder who redeems shares of the Fund after the Conversion would recognize a gain or loss to the extent that the redemption proceeds are greater or less than the shareholder’s adjusted tax basis in the shares.  The gain or loss would be capital gain or loss if the redeemed shares had been held as a capital asset and would be long-term capital gain or loss if the redeemed shares had been held for more than one year on the date of redemption.  Payment for redemptions is made within seven days after receipt of a proper request for redemption (in accordance with redemption procedures specified in the open-end fund prospectus).  Such payment may be postponed, or the right of redemption suspended, at times: (a) when the New York Stock Exchange is closed for other than weekends and holidays, (b) when trading on the New York Stock Exchange is restricted, (c) when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or (d) during any other period when the Commission, by order, so permits.  The Fund reserves the right to pay for redeemed shares “in kind” if, in the opinion of the Adviser, such a redemption would be advisable.  In such event, a shareholder would receive portfolio securities held by the Fund and would incur transaction costs in disposing of the securities received.  The Fund has no current intention to redeem shares in kind.

PROPOSAL 1B:

AMENDMENT AND RESTATEMENT OF ARTICLES OF INCORPORATION

If the Conversion is approved, the Conversion will be accomplished by amending and restating the Articles of Incorporation of the Fund to:

•      change the Fund from a closed-end to an open-end management investment company;

•      authorize the issuance of redeemable securities at net asset value at the option of the shareholders consistent with requirements of the 1940 Act applicable to open-end investment companies;

•      permit the Board of Directors to increase or decrease the aggregate number of shares of stock of the Fund or the number of shares of stock of any class that the Fund has authority to issue;

•      to otherwise reflect the change from closed-end to open-end form;

•      to provide that the Fund will not be required to hold an annual meeting of the shareholders unless required by the 1940 Act; and

•      to otherwise clarify and simplify certain provisions of the Articles of Incorporation.

A copy of the proposed Articles of Amendment and Restatement, which will amend and restate the Articles of Incorporation of the Fund and thereby reflect the amendments contemplated by this Proposal, is attached hereto as Exhibit A.

PROPOSAL 1C:

APPROVAL OF SHAREHOLDER SERVICING PLAN OR 12b-1 PLAN

                 If this Proposal is approved, the proposed 12b-1 Plan will be implemented and shares outstanding at the time of the Conversion will become subject to a 12b-1 Fee of up to 0.25% of the average daily net assets attributable to the shares.  The 12b-1 Fee will not be subject to the Expense Limitation Agreement.  A copy of the proposed 12b-1 Plan is attached as Exhibit B to this Proxy Statement.

                 Under the 12b-1 Plan, the 12b-1 Fee may be paid to certain financial institutions, including affiliates of the Adviser, that have entered into distribution or selling agreements (“Servicing Organizations”) and/or others for providing services primarily intended to result in the sale of shares as well as certain shareholder servicing, administrative and accounting services to their customers or clients who beneficially own shares.

                 The 12b-1 Plan will continue in effect from year to year with respect to the shares, provided that each continuance is specifically approved at least annually by the Board or by the vote of a majority of the outstanding voting securities, and in either case, by a majority of the Independent Directors who have no direct or indirect financial interest in the 12b-1 Plan or any related agreements (the “Qualified Directors”), pursuant to a vote cast in person at a meeting called for that purpose.  The 12b-1 Plan provides that it may not be amended to increase materially the fees that a class may bear without shareholders approval.

                 The 12b-1 Plan will be terminable by the Fund without notice or penalty at any time by vote of a majority of the Qualified Directors or by vote of a majority of the outstanding voting securities.  In each year during which the 12b-1 Plan is in effect, the Adviser will furnish the Board with quarterly statements of distribution revenues and expenditures.

                 If the Conversion does not occur, the 12b-1 Plan will not be implemented.

                 Attached as Exhibit C to this Proxy Statement please find a table and sample describing the fees and expenses applicable to shares of the Fund currently and fees and expenses that will be applicable to shares of the Fund after the Conversion that shows the Board projects the Fund’s expense ratio will increase by the amount of the 12b-1 Fee (0.25%) following the Conversion.

BOARD CONSIDERATIONS

                 The Board, including a majority of the Independent Directors, has unanimously approved the 12b-1 Plan.  In approving the 12b-1 Plan, the Board determined that there was a reasonable likelihood that the 12b-1 Plan will benefit the Fund and the shareholders.  In making its determination to adopt the 12b-1 Plan, the Board considered the following factors:  (a) the need to consult independent counsel or experts to assist the Board in reaching a determination whether to adopt the 12b-1 Plan; (b) the nature of the problems or circumstance that make implementation of the 12b-1 Plan necessary or appropriate and the causes of such problems or circumstances; (c) the way in which the 12b-1 Plan would address these problems or circumstances and how it would be expected to resolve or alleviate them, including the nature and approximate amount of the anticipated expenditures, the relationship of such expenditures to the overall cost structure of the Fund, the nature of the anticipated benefits, and the time it would take for those benefits to be achieved; (d) the merits of possible alternative plans; (e) the interrelationship between the 12b-1 Plan and the activities of other persons who would finance distribution of the Fund’s shares, including whether any payments by the Fund to any other person will be made in such a manner as to constitute the indirect financing of distribution by the Fund; (f) the possible benefits of the 12b-1 Plan to any other person relative to those expected to inure to the Fund and (g) the effect of the 12b-1 Plan on the Fund’s existing shareholders.

                 In considering the advantages and disadvantages of the 12b-1 Plan, the Board considered that the 12b-1 Plan may:

•  increase the Fund’s assets and benefit the Fund and its shareholders through reduced overall expense ratios, facilitate distribution of the Fund’s shares by allowing the Fund to pay third parties for their efforts to distribute the Fund’s shares;

•  help maintain the competitive position of the Fund in relation to other funds that have implemented or are seeking to implement similar distribution arrangements by placing the Fund in the same competitive position as its peer funds that offer a 12b-1 plan; and

•  permit possible economies of scale, such as a reduction in overall expenses, increased Fund subscriptions from third party distribution, and decreased transaction expenses through increased Fund size.

                 The Board reviewed the Fund’s expense ratio, the level to which the expense ratio will increase as a result of adopting the 12b-1 Plan, the relationship of the fee to the overall expense ratio of the Fund and how the overall expense ratio compares to expense ratios of comparable funds.  The Board concluded that there is a reasonable likelihood that the 12b-1 Plan will benefit the Fund and its shareholders.

PROPOSAL 1D:

APPROVAL OF DISTRIBUTION AGREEMENT

                 If this Proposal is approved, the proposed Distribution Agreement will be entered into after it is approved by a majority of the Directors at an in-person meeting.  The Distribution Agreement will go into effect, however, only upon the open-ending of the Fund.  While shareholder approval may not be required for the Distribution Agreement, the Board is nevertheless soliciting shareholder approval of the Distribution Agreement.  A copy of the Distribution Agreement is attached as Exhibit D to this Proxy Statement.

              Under the Distribution Agreement, Aquarius Fund Distributors, LLC, a Nebraska limited liability company (“Aquarius”), would serve as the principal underwriter and exclusive distributor of shares of the Fund.  Aquarius would have the right to purchase shares of the Fund from the Fund at the net asset value used to determine the public offering price of such shares and to sell such shares to the public against orders therefor at the respective public offering price of the shares.  Aquarius would also be able to act as the Fund’s agent to offer, and solicit offers to subscribe to, shares of the Fund.  Under the terms of the Distribution Agreement, Aquarius shall devote reasonable time and efforts to sell shares of the Fund but is not obligated to sell any specific number of shares.

              For its services as principal underwriter and exclusive distributor of the shares of the Fund, Aquarius receives an annual base fee in the amount of Five Thousand Dollars ($5,000).  In addition to such annual base fee, Aquarius shall receive an additional annual fee equal to 0.02% of the Fund’s average daily net assets, provided that such average daily net assets are in excess of Twenty Million Dollars ($20,000,000).  Aquarius is responsible for reviewing, providing advice and counsel on, and filing with the National Association of Securities Dealers any and all sales literature, including advertisements, brochures and shareholder communications.  Aquarius will not bear the cost of such advertising filings, however.

              The Distribution Agreement will become effective if and when the Fund open-ends and will continue in effect thereafter for an initial two-year term.  Following the initial two-year term, the Distribution Agreement would continue in effect thereafter, provided that each such continuance is specifically approved at least annually (i) by the vote of the Board and by the vote of a majority of the Independent Trustees, in each case cast in person at a meeting called for that purpose, or (ii) by the vote of a majority of the shares of the Fund and by the vote of a majority of the Independent Trustees, in each case cast in person at a meeting called for that purpose.  The Distribution Agreement may be terminated at any time, without payment of any penalty, on not less than 60 days’ written notice, by the Board, by vote of a majority of the outstanding voting securities of the Fund’s shares or by Aquarius.

              The summary above provides a brief description of the Distribution Agreement.  For a complete understanding of the Distribution Agreement, please refer to the form of Distribution Agreement attached as Exhibit D to this Proxy Statement.

BOARD CONSIDERATIONS

              The Board, including a majority of the independent Directors, in connection with its review of the Distribution Agreement, requested and reviewed, with the assistance of counsel to the Fund, materials furnished by Aquarius.  These materials included information regarding Aquarius and its personnel, operations and financial condition.  The Board also considered fund distribution service fees in the industry, and the proposed fees under the agreement.  The Board concluded that Aquarius has the resources, staff, knowledge and commitment to carry out distribution obligations for the Fund if and when the Fund open ends.

BOARD RECOMMENDATION

The Board of Directors has concluded that Proposal One is in the best interest of shareholders. Accordingly, the Board unanimously recommends that shareholders vote “FOR” Proposal One and the Conversion.

If Proposal One is not adopted, the Fund will continue to operate as a closed-end fund, the current provisions of the Articles of Incorporation will remain in effect, and the Board of Directors will consider what further actions, if any, may be appropriate.

PROPOSAL TWO:

APPROVAL OF AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

                 Investment management services are furnished to the Fund by TOP Fund Management, Inc. as the Fund’s Adviser pursuant to the Investment Advisory Agreement dated February 17, 1987 (the “Current Agreement”).  TOP Fund Management, Inc. has its principal place of business 1819 S. Dobson Road, Suite 207, Mesa, AZ 85202.  The Board of Directors of the Fund last submitted the Current Agreement to the shareholders for approval on December 20, 2002, on terms identical to the existing Investment Advisory Agreement at that time, except for initial and renewal terms.  A majority of the outstanding shares of the Fund approved the Current Agreement at that meeting.

At the Board’s May 21, 2004 meeting, the Fund’s Board of Directors, including all of the directors who are not interested persons of the Fund or the Adviser, resolved to submit the amended and restated investment advisory agreement (the “Proposed Agreement”) to the shareholders of the Fund for their approval in order to give shareholders the opportunity to affirm the Board’s unanimous decision to adopt the Proposed Agreement.  At its October 2005 meeting, the Board reaffirmed its decision to approve the Proposed Agreement and submit it to shareholders for approval.  If approved, the Proposal Agreement will become effective as of the date of the Meeting.  The Board has determined to recommend that the shareholders vote for approval of the Proposed Agreement, as further described below.

CURRENT AGREEMENT

                 Under the Current Agreement, the Adviser furnishes advice to the Fund with respect to investing in, purchasing and selling securities, stock index futures contracts and options thereon.

                 The Current Agreement expressly provides that the Fund pays all of the Fund’s expenses not assumed by the Adviser.  These expenses include, but are not limited to, custodian, depository, registrar, transfer agency, shareholder communications (including preparation and mailing of reports and proxy statements), exchange listing fees, interest, taxes, distribution costs; legal and auditing expenses; general office expenses (space and supplies)(if any), compensation, fees and expenses paid to officers, directors and employees of the Adviser and its affiliates (subject to appropriate allocations), and any association dues.  The Board has approved allocating shared office expenses based generally on the ratio of assets under management between the Fund and the Adviser’s affiliates, subject to annual review by the Board and a maximum allocation of any particular expense to the Fund of 75%.  The Adviser and its affiliates pay compensation related to performance of tasks for the Adviser and its affiliates and the Fund reimburses the Adviser for compensation related to performance of tasks for the Fund.  Based on this formula, for the fiscal year ended December 31, 2004, the Fund paid $47,919 in office expenses (including rent, office equipment, and miscellaneous office expenses), which was approximately 73% of the total incurred by the Fund, the Adviser and its affiliates, and $46,156 in employee compensation, which was approximately 82% of the total incurred for employees performing services for the Fund, the Adviser, and the Adviser’s affiliates.

                 The Current Agreement provides that the Adviser, at its own expense, shall maintain Key Man Insurance covering Barry Ziskin, in an amount not less than $2,000,000.  The policy designates the Fund as beneficiary.  The Current Agreement further provides that the Adviser will not pay or declare dividends on its stock, redeem, purchase or acquire any share of its stock or make distribution or disposition of its assets if its tangible net worth plus that of ZAM, which guarantees the obligations of the Adviser under the Current Agreement, would be less than the greater of (i) $1,500,000 or (ii) 10% of the net assets of the Fund as of the last day of the last calendar quarter, but not more than $2,700,000.

                 The Current Agreement provides that the Adviser will receive a base advisory fee at the rate of .3125% of the Fund’s average daily net assets during each calendar quarter (equivalent to 1.25% per annum).  The Current Agreement also provides that the Adviser will receive a bonus or pay the Fund a penalty, based upon the performance of the Fund and the performance of the Standard & Poor’s Composite Index of 500 Stocks (the “S&P 500”) during a rolling twelve month period, calculated on a quarterly basis (the “Performance Bonus/Penalty Arrangement”).  In general, when the Fund outperforms the S&P 500 by 10% or more during a period, then the Fund pays the Adviser a bonus based on a formula described in the Agreement.  Similarly, when the Fund underperforms the S&P 500 by 10% or more during a period, then the Adviser pays the Fund a penalty based on the same formula.  Payments pursuant to the Performance Bonus/Penalty Arrangement are payable at the end of each calendar quarter and will not exceed 2.5% of the Fund’s average daily net assets in any calendar quarter.

                 During the fiscal years ended December 31, 2004, 2003 and 2002, the base advisory fees paid to the Adviser were $118,426, $104,832, and $102,083, respectively.  Under the Performance Bonus/Penalty Arrangement for the fiscal year ended December 31, 2004, no bonus or penalty was due.  For the fiscal year ended December 31, 2003, the Fund paid the Adviser a bonus of $19,820.  For the year ended December 31, 2002, the net bonus paid by the Fund to the Adviser was $26,627 ($51,006 in bonus payments to the Adviser less $24,379 penalty payment made to the Fund by the Adviser).  If the Proposed Agreement were in effect for the fiscal year ended December 31, 2004, the base advisory fees paid to the Adviser would be the same as the base advisory fees paid under the Current Agreement for the fiscal year ended December 31, 2004.

                 The Current Agreement runs for a term ending on December 31, 2005.  The Current Agreement may be continued in effect from year to year, in accordance with its terms, so long as such continuance is approved at least annually by the Board of Directors of the Fund, including a majority of the directors who are not parties to the Current Agreement or “Interested Parties” (as defined in the Investment Company Act of 1940) of the Adviser or the Fund, or by a vote of a majority of the outstanding voting shares of the Fund.

                 The Current Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors of the Fund or by vote of a majority of the outstanding voting shares of the Fund.

                 A copy of the Financial Statements of the Adviser and ZAM are included as Exhibit E and Exhibit F to this Proxy Statement.

PROPOSED AGREEMENT

                 The Proposed Agreement, attached hereto as Exhibit G, incorporates certain terms that are different from the Current Agreement in the following areas:

                 (i)             The Proposed Agreement amends Section 1 (Investment Services) of the Current Agreement to provide that the Adviser is responsible for managing the Fund’s investments and for determining brokerage for the Fund, subject to the Fund’s oversight.  The Current Agreement was originally prepared at the Fund’s inception and generally provides that the Fund, presumably through its own employees or officers, makes determinations regarding Fund brokerage.  However, as a practical matter, determinations regarding brokerage for the Fund are generally determined by the Adviser’s portfolio manager, Barry Ziskin, who is also the president and treasurer of the Fund, subject to the Board’s oversight.  Therefore, the Proposed Agreement amends Section 1 of the Current Agreement to reflect that the Adviser will manage the Fund’s investments and make brokerage decisions for the Fund, subject to the Board’s oversight, in accordance with its duties to obtain “best execution” for Fund trades.

                 (ii)            The Proposed Agreement amends Section 2 (Other Services) of the Current Agreement to provide that officers, directors and employees of the Adviser may also be officers and directors of the Fund, and that employees of the Adviser may also be employed by the Fund or otherwise compensated by the Fund for services rendered to the Fund.  The Board does not believe that the amendments to Section 2 represent a material change to the concept embodied in Section 2 of the Current Agreement, but rather serve to simplify and clarify its provisions.

                 (iii)           The Proposed Agreement deletes as unnecessary Section 3 (Information to be Supplied by the Investment Company) of the Current Agreement.  This section provides that the Fund is required to provide the Adviser with access to the Fund’s books and records.  Since the Adviser serves as the investment adviser to the Fund and the Adviser’s President is also President and Treasurer of the Fund, the Adviser has this access and the Board believes this provision is no longer necessary.

                 (iv)           The Proposed Agreement amends Section 4 (Expenses of the Investment Company) of the Current Agreement  primarily to add certain types of fees/expenses an open-end fund experiences which were not included in the Current Agreement since it applies to a closed end fund.  The Proposed Agreement also clarifies certain language in Section 4 of the Current Agreement about payments to Independent Directors of the Fund, and compensation of Fund officers and employees.  The Proposed Agreement renumbers Section 4 of the Current Agreement as Section 3.

                 (v)            The Proposed Agreement amends Section 5 (Compensation of the Adviser) of the Current Agreement by reducing the scale of the Performance Bonus/Penalty Arrangement.  Under the Proposed Agreement, the Adviser would still be able to achieve bonuses or be obligated to pay penalties based upon the Fund’s performance relative to the performance of the S&P 500, but the amount of the bonuses or penalties would be reduced by a factor of 70% from the scale in the Current Agreement.  For example, under the Current Agreement, if the Fund outperforms the S&P 500 for the same rolling 12-month period by an amount between 10 and 14.9%, then the Fund pays the Adviser a bonus equal to an annualized rate of 1.0% of the Fund’s daily net asset value, multiplied by 25%.  Under the Proposed Agreement, the Fund would pay the Adviser a bonus for the same performance equal to an annualized rate of 0.30% of the Fund’s daily net asset value, multiplied by 25%.  Accordingly, the Proposed Agreement reduces the potential bonus or penalty payable under the Performance Bonus/Penalty Arrangement by a factor of 70%.

                 Set forth below is a comparison of the scale for the Performance Bonus/Penalty Arrangement under the Current Agreement and the Proposed Agreement that shows the proposed reduction of the scale by a factor of 70%:

Performance Differential (between the Fund and the S&P 500)	Performance Bonus or Penalty (Annual Percentage Rate Applied to Average Daily Net Assets)
	Current Agreement	Proposed Agreement
10 to 14.9 percentage points	1.0%	0.30%
15 to 19.9 percentage points	1.5%	0.45%
20 to 24.9 percentage points	2.0%	0.60%
25 to 29.9 percentage points	2.5%	0.75%
30 to 34.9 percentage points	3.0%	0.90%
35 to 39.9 percentage points	3.5%	1.05%
40 to 44.9 percentage points	4.0%	1.20%
45 to 49.9 percentage points	4.5%	1.35%
50 to 54.9 percentage points	5.0%	1.50%
55 to 59.9 percentage points	5.5%	1.65%
60 to 64.9 percentage points	6.0%	1.80%
65 to 69.9 percentage points	6.5%	1.95%
70 to 74.9 percentage points	7.0%	2.10%
75 to 79.9 percentage points	7.5%	2.25%
80 to 84.9 percentage points	8.0%	2.40%
85 to 89.9 percentage points	8.5%	2.55%
90 to 94.9 percentage points	9.0%	2.70%
95 to 99.9 percentage points	9.5%	2.85%
100 percentage points or more	10.0%	3.00%

                 Although the Proposed Agreement would amend the Performance Bonus/Penalty Arrangement as described above, the new Performance Bonus/Penalty Arrangement would not be effective immediately.  Instead, because the Performance Bonus/Penalty Arrangement is applied on a quarterly basis by calculating performance over the prior four calendar quarters, the Board determined that there should be a transition period of four calendar quarters before the new Performance Bonus/Penalty Arrangement is effective.  Therefore, the Proposed Agreement provides in Section 4(e) that the formula under the Current Agreement will be applied until the first Performance Bonus/Penalty Arrangement determination date that occurs at least four full calendar quarters following approval of the Proposed Agreement (e.g., January 1, 2007 if the Proposed Agreement is approved pursuant to this Proxy Statement on or before January 1, 2006).

                 The Proposed Agreement renumbers Section 5 of the Current Agreement as Section 4.

                 (vi)           The Proposed Agreement amends Section 9 (Termination) of the Current Agreement to provide that the Proposed Agreement will commence effective as of the first day of the first full calendar quarter following approval of the Proposed Agreement by shareholders of the Fund.  The Proposed Agreement renumbers Section 9 of the Current Agreement as Section 8.

                 (vii)          The Proposed Agreement adds a new Section 9 (Severability) that is not in the Current Agreement.  The purpose of this provision is to provide that if any single provision of the Proposed Agreement is determined to be invalid, it would not affect the validity of the remainder of the Agreement.

                 If approved, the Proposed Agreement would not affect the Expense Limitation Agreement.  Under the Expense Limitation Agreement, the Adviser reimburses the Fund to the extent that the Fund’s aggregate annual expenses (including the advisory fee but excluding bonus or penalty payments, open-ending expenses, interest, taxes, brokerage commissions and expenses related to litigation or indemnification of officers and directors) exceeds 3 1/2% of the Fund’s average daily net assets up to $20,000,000 plus 1 1/2% of average daily net assets in excess of $20,000,000.  The Expense Limitation Agreement cannot be terminated without the approval of the Fund and the Adviser.

                 If approved by the shareholders, the Proposed Agreement would be effective as of the first day of the first full calendar quarter following approval and would be continued in effect from year to year thereafter, in accordance with its terms, so long as such continuance is approved at least annually by the Board of Directors of the Fund, including a majority of the directors who are not parties to the Current Agreement or “Interested Parties” (as defined in the 1940 Act) of the Adviser or the Fund, or by a vote of a majority of the outstanding voting shares of the Fund. A copy of the Proposed Agreement is attached hereto as Exhibit G.  A copy of the Proposed Agreement redlined to show proposed amendments to the Current Agreement is attached as Exhibit H.

BOARD CONSIDERATIONS

              In evaluating the approval of the Current Agreement and the Proposed Agreement, the Directors considered all information they deemed reasonably necessary.  The principal areas of review were  (1) the nature, extent, and quality of the services to be provided by the Adviser; (2) the performance of the Fund and the Adviser; (3) the costs of the Adviser’s services and the Adviser’s profits; and (4) the extent to which economies of scale are reflected in the Adviser’s fee schedules and would be realized as the Fund grows.  These matters were considered by the Independent Directors’ November 4, 2003 Board meeting and again at its October 2005 meeting.

              In reviewing the nature, extent and quality of the services to be provided by the Adviser and the performance of the Fund and the Adviser, the Board considered that the Fund’s investment philosophy centers on the seven criteria developed by the Adviser and its affiliates, and that the Adviser’s years of experience and research with respect to the seven criteria make the Adviser the investment manager most capable of applying these principles to manage the Fund.  The Board also reviewed the Adviser’s commitment to the Fund, as evidenced by the amount of the Adviser’s and its affiliates’ net worth invested in the Fund.  The Board’s review of the Adviser’s commitment to the Fund also included consideration of the fact that the Adviser does not act as investment adviser to any other funds.  The Board also considered the Adviser’s and Mr. Ziskin’s other time and personal commitments, and their historical and potential impact on management of the Fund.

              The Board’s evaluation of the quality of the Adviser’s services took into account the knowledge and experience gained by the Directors through working with the Adviser and Adviser’s administrative personnel.  Both short-term and long-term investment performance of the Fund were considered.  The Fund’s current and longer-term performance were compared to various performance benchmarks comprised of relevant market indices, and the Board took into consideration the Fund’s increases in net asset value since the beginning of 2003.

              The Board also considered the Adviser’s history of managing the Fund for over 20 years, and the Adviser’s focus and experience in the areas in which the Fund has invested throughout its existence.  In this regard, the Board noted the Fund’s relatively unique focus and the Adviser’s past and anticipated ability to effectively manage the Fund.

              The Directors also considered the scope, quality and value of the Adviser’s services and the resources dedicated to performing services for the Fund.  The quality of administrative and other services, including the Adviser’s role in coordinating the activities of the Fund’s other service providers, were considered in light of the Fund’s compliance with investment policies and applicable laws and regulations and of related reports by management and the Fund’s independent public accountants in periodic meetings with the Audit Committee.  The Directors also considered the business reputation of the Adviser and its financial resources.  The value of the Adviser’s services were considered through a review by the Board of the services rendered by the Adviser and the fees paid to the Adviser in comparison with those services to be rendered and those fees charged by other small funds.  The review of these comparisons allowed the Directors to gauge the value of the services rendered by the Adviser and whether the Fund shareholders would be best served by continuing to receive advisory services from the Adviser.

                 In reviewing the fees payable under the Proposed Agreement, the Directors compared the fees and overall expense levels of the Fund with those of other funds.  The Directors examined the fees payable as the Fund grows and whether those fee levels reflected the economies of scale to be realized as the Fund grows.  In this regard, the Board considered the Fund’s Expense Limitation Agreement which protects the Fund’s expense ratio when and if the Fund’s assets decline.  The Directors considered information provided by the Adviser regarding the Adviser’s profitability with respect to the Fund, including the assumption and methodology used in preparing the profitability information, in light of applicable case law relating to advisory fees.  The Directors also took into account “soft dollar” benefits received and/or anticipated to be received by the Adviser.  The Directors also considered the Fund’s Performance/Bonus Arrangement with the Adviser, the operation of the arrangement over the years, and the Adviser’s willingness and ability to serve the Fund under the Performance/Bonus Arrangement.

                 Finally, the Board considered whether the Adviser’s fee schedule reflects economies of scale for the benefit of shareholders.  In this regard, the Board considered the size of the Fund and the Expense Limitation Agreement.  The Board concluded that, while the Adviser’s fees do not decrease as the Fund’s assets increase, the Expense Limitation Agreement has the effect of “capping” the Fund’s expenses with a breakpoint for the benefit of shareholders.

                 No single factor was considered in isolation or to be determinative to the decision of the Directors to recommend approval of the Proposed Agreement and submission of the Proposed Agreement to shareholders, or the approval of the continuation of the Current Agreement until such time as the Proposed Agreement is approved by shareholders.  Rather, the Board first considered that the Proposed Agreement would offer certain benefits to Fund shareholders by reducing the amounts the Adviser would be paid in the event a performance bonus is owed, while at the same time reducing the amount the Fund is paid in the event a performance penalty is paid.  In addition, the Board considered that the Proposed Agreement updates and clarifies certain sections of the advisory agreement.  The Board then considered all of the foregoing factors, and determined that it was in the best interest of the Fund to approve the Proposed Agreement and recommend it for approval to shareholders.  Finally, the Board, having considered all of the foregoing factors, determined to approve the continuation of the Current Agreement, without modification to its terms, until the Proposed Agreement is approved by shareholders.

BOARD RECOMMENDATION

                 The Board of Directors has concluded that Proposal Two is in the best interest of shareholders. Accordingly, the Board unanimously recommends that shareholders vote “FOR” Proposal Two and the Proposed Agreement.

                 If the shareholders approve the Proposed Agreement, the Current Agreement will be terminated at the same time as the Proposed Agreement becomes effective (as of the first day of the first full calendar quarter following approval).  If the Proposed Agreement is not approved by the shareholders at the Meeting, the Current Agreement will continue in effect.

FURTHER INFORMATION

                 The sole Director of the Adviser is Barry Ziskin. Mr. Ziskin’s principal occupation is President of the Adviser and ZAM.  The officers of the Adviser are: Barry Ziskin, President and Treasurer.  ZAM is an affiliate of the Adviser which owns 13.49% of the Fund's voting securities.  Mr. Ziskin is the sole shareholder of the Adviser and ZAM.

                 Since the beginning of the most recently completed fiscal year on December 31, 2004, there have been no purchases or sales of securities of the Adviser or ZAM by any Director.

PORTFOLIO INFORMATION

                 The Adviser is responsible for making recommendations to the Fund to buy and sell portfolio securities, to hold assets in cash, to invest in all types of securities and to enter into options on stock indexes, stock index futures contracts and options thereon, and foreign exchange contracts in whatever amounts or proportions the Adviser believes best suited to current and anticipated economic and market conditions consistent with the investment policies and restrictions of the Fund.  The Adviser is also responsible for placing orders.

                 There is no set formula for allocation of brokerage.  The Fund’s primary objective in selecting broker-dealers to effect securities transactions is to obtain the most favorable net results, taking into account various factors, including size and difficulty of the order, the reliability, integrity, financial condition, general execution and operational capabilities of competing broker-dealers, the best net price available, and the brokerage and research services they are expected to provide the Fund.

                 The Fund may allocate orders to broker-dealers who provide brokerage or research services to the Fund (as such services are defined in section 28(e) of the Securities and Exchange Act of 1934), and may pay such broker-dealers a commission that is in excess of the commission another qualified broker-dealer would have received if it is determined that the commission is reasonable in relation to the value of the services provided.

                 The Fund pays for investment advisory publications or other research with “soft” (i.e., commission) dollars.  The research obtained through the Fund’s brokerage allocations, whether or not directly useful to the Fund, may be useful to the Adviser in connection with services rendered to the Fund and/or to other accounts managed by the Adviser or by ZAM.  Similarly, research obtained by the Adviser may be directly useful to the Fund.  The Board of Directors, in considering the reasonableness of the brokerage commissions paid by the Fund, will not attempt to allocate, or require the Adviser to allocate the relative cost or benefits to the Fund.

                 Futures transactions generally will be effected through those futures commissions merchants (“FCMs”) the Fund believes will obtain the most favorable net results.  The Fund may allocate futures contract orders to FCMs who provide commodity brokerage research services.  The normal operation of the commodities marketplace will require that the FCM have a beneficial interest in any Sub-Custodial account created for the benefit of the Fund.

                 For the years 2004, 2003, and 2002, the aggregate amount of commissions paid by the Fund were $113,742, $55,732 and $75,792, respectively.  Commissions expressed as a percentage of average daily net assets are as follows: 2004: 1.2%; 2003: 0.66%; and 2002: 0.92%.

                 The portfolio turnover rate of the Fund in each of the last three years has been as follows: 2004: 0%; 2003: 5.84%; and 2002: 38.8%.

PROPOSAL THREE:

ELECTION OF DIRECTORS

              The By-Laws of the Fund provide that the Board of Directors shall consist of not less than three nor more than fifteen Directors, with the exact number being set from time to time by the Board.  The Board currently consists of five Directors, each of whom serves until the next annual meeting of shareholders and until his or her successor, if there is to be one, is elected and qualified.  The individuals named in the following table have been nominated by the Fund’s Board of Directors for election as Directors, each to hold office until the next Annual Meeting of Shareholders and until his or her successor is duly elected and qualified.  All five of the nominees are currently members of the Board of Directors. Each of the nominees has consented to his or her nomination and has agreed to serve if elected.

IF THE PROXY CARD IS PROPERLY EXECUTED BUT UNMARKED, IT WILL BE VOTED FOR ALL THE NOMINEES.

              If for any reason, any nominee should not be available for election or able to serve as a Director, the proxies will exercise their voting power in favor of such substitute nominees, if any, as the Board of Directors of the Fund may designate.  The Fund has no reason to believe that it will be necessary to designate a substitute nominee.  Each nominee who receives the affirmative vote of a majority of all votes cast at the Meeting will be elected so long as a quorum is present.

              The Board of Directors of the Fund supervises the operations of the Fund according to applicable state and federal law, and is responsible for the overall management of the Fund’s business affairs.  The Directors, in turn, elect the officers of the Fund to actively supervise their day-to-day operations.  The following is a list of the Directors and executive officers of the Fund.  Each Director who is an “interested person” of the Fund, as defined by the Investment Company Act of 1940, is indicated by an asterisk.

D R A F T

12/1305

BOARD OF DIRECTORS

Name Age Address Position with Fund	Term of Office and Tenure	Number of Funds in Complex Overseen	Principal Occupation during past 5 years	Other Directorships Held by Directors or Nominee for Director
Lydia L. Moore (44) 15113 E. Marathon Drive Fountain Hills, AZ 85268 Director	Director since 5/13/02	1	Broker, MD Insurance, Fountain Hills, AZ (2001 – present) Brokerage Director, Brokers Alliance Scottsdale, AZ (1997 – 2003)	none
Alan Mevis (59) 3411 N.E. Morris Street Portland, OR 97212 Director	Director since 9/30/02	1	Fine Art Photographer (1993 – present) Arbitrator, NASD-Dispute Resolution (1997 – present) Portland, OR	none
Dr. Jeffrey Shuster (53) 32 East Ridge Court Cheshire, CT 06410 Director	Director since 3/16/86	1	President & CEO Jeffrey Shuster, DDS, PC., a Professional Corporation (1981 – present)	none
Barry Ziskin * (53) 1819 S. Dobson Road Sutie 207 Mesa, AZ 8 85202 Director, President and Treasurer	Director, President and Treasurer since 9/16/83	1	President, Ziskin Asset Management, Inc. (1975 – present) President, TOP Fund Management, Inc. (1983 – present) Mesa, AZ	none
Rochelle Ziskin * (51) 4206 W. 74th Street Prairie Village, KS 66208 Director	Director since 4/8/85	1	Associate Professor (2000 – present) Assistant Professor (1994 – 2000) University of Missouri Kansas City, MO,	none

* Nominees considered “interested persons” of the Fund.

              Barry Ziskin and Rochelle Ziskin are “interested persons” of the Fund as defined by the 1940 Act.  The 1940 Act limits the percentage of interested persons that can comprise a fund’s board of directors.  Mr. Ziskin is considered an interested person of the Fund due to his position as an officer and director and sole shareholder of the Adviser, and his position as president and director of the Fund.  Ms. Ziskin is considered as an interested person of the Fund due to her family connection with Mr. Ziskin.

              BOARD COMMITTEES:  The Board of Directors has established an Audit Committee, which oversees the Fund’s accounting and financial reporting policies and the independent audit of its financial statements.  The Audit Committee consists of all of the Board’s Independent Directors and its members are currently:  Lydia Moore, Jeffrey Shuster, and Alan Mevis.  The Audit Committee Chairperson is Lydia Moore.  The Board has adopted a written charter for the Audit Committee which is attached as Exhibit I.  The Audit Committee has responsibility (a) to oversee the Fund’s accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; (b) to oversee the quality and objectivity of the Fund’s financial statements and the independent audit thereof; and (c) to act as a liaison between the Fund’s independent auditors and the full Board of Directors.  The function of the Audit Committee is oversight; it is management’s responsibility to maintain appropriate systems for accounting and internal control, and the auditor’s responsibility to plan and carry out a proper audit.

              In connection with the financial statements for the fiscal year ended December 31, 200 4, the Audit Committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61; and (3) received the written disclosures from the independent auditors required by Independence Standards Board Statement No. 1, and has discussed with the auditors the auditor’s independence with consideration of non-audit services.  Based upon these reviews and discussions, the Audit Committee reported to the Board of Directors that they had ratified the audited financial statements for inclusion in the Annual Report to Shareholders filed with the Commission.

              DIRECTOR NOMINATIONS:  The Board of Directors did not have a nominating committee in 2004.  Instead, the Board of Directors nominates individuals for election to the Board based on the recommendations of the Independent Directors.

              A candidate for the Board of Directors must meet the eligibility requirements set forth in the Fund’s By-Laws and any Board or committee resolutions.  The independent members of the Board consider qualifications and characteristics that they deem appropriate from time to time when they select individuals to be nominated for election to the Board of Directors.  These qualifications and characteristics may include, without limitation, independence, integrity, business experience, education, accounting and financial expertise, age, diversity, reputation, civic and community relationships, and knowledge and experience in matters impacting financial institutions.  In addition, prior to nominating an existing director for re-election to the Board of Directors, the independent members of the Board will consider and review an existing director’s Board and committee attendance and performance and length of Board service.

              OWNERSHIP IN FUND’S AFFILIATES:  None of the directors who are independent, nor members of their immediate families, own securities beneficially or of record in the Adviser, the Fund’s underwriters or any affiliate of the Adviser or underwriters.

              DIRECTORS’ OWNERSHIP OF FUND’S SHARES:  The following table shows each Director’s beneficial ownership of shares of the Fund, which is the only fund within the complex overseen by the directors.  Information is provided as of September 30, 2005.

Name of Director or Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by Director or Nominee
Alan Mevis	$1 - $10,000	$1 – $10,000
Lydia Moore	$1 - $10,000	$1 – $10,000
Dr. Jeffrey Shuster	$1 - $10,000	$1 - $10,000
Barry Ziskin *	Over $100,000	Over $100,000
Rochelle Ziskin *	$50,001 - $100,000	$50,001-$100,000
* Considered “interested persons” of the Fund

              Mr. Ziskin beneficially owns 30% of the outstanding shares, as follows:  Mr. Ziskin is the sole shareholder of ZAM which owns approximately 13.49% of the outstanding shares; Mr. Ziskin is the sole shareholder of TOP Fund Management, Inc., the Fund’s Adviser, which owns 10.13% of the outstanding shares; Mr. Ziskin is Trustee for ZAM Profit Sharing Plan which owns approximately 6.03% of the outstanding shares; and Mr. Ziskin personally owns, or acts as custodian for, approximately 0.35% of the outstanding shares.  Other directors each own less than 1% of the total shares outstanding.

              DIRECTOR COMPENSATION: Each Director receives $500 per Board meeting.  The Directors are paid $500 per meeting for Audit Committee and Independent Committee meetings.  The Audit Committee Chairperson and Independent Committee Chairperson are paid $750 per meeting.  The Audit Committee is expected to typically meet twice a year.  The following table shows the compensation received from the Fund by each Director for his or her service as a Director during the fiscal year ended December 31, 2004.  Mr. Ziskin (also an officer and director of the Adviser and its affiliates) participated in all of the Fund’s Board meetings, but does not receive any compensation from the Fund as an officer or Director.

DIRECTOR	AGGREGATE COMPENSATION FROM THE FUND	PENSION OR RETIREMENT BENEFITS ACCRUED	ESTIMATED ANNUAL BENEFITS UPON RETIREMENT
Lydia Moore	$5,250	0	0
Alan Mevis**	$5,750	0	0
Dr. Jeffrey Shuster	$4,500	0	0
Rochelle Ziskin *	$2,000	0	0

*Considered “interested person” of the Fund ** Chair of the Independent Directors

              During the fiscal year ended December 31, 2004, the Board held 4 Board meetings and 6 Board committee meetings.  Each of the directors attended at least 75% of the Board meetings.  With respect to compensation information set forth in the table above, the Fund incurred aggregate directors’ fees and expenses of $18,497.

              CODE OF ETHICS:  The Fund and the Adviser have adopted a code of ethics that applies to their respective officers, directors and employees.  Personnel subject to the code of ethics may invest in securities, including those held by the Fund, subject to insider trading and other restrictions in the code.

BOARD RECOMMENDATION

                 The Board of Directors unanimously recommends that shareholders vote “FOR” the election of each nominee.

PROPOSAL FOUR

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

              The Fund first engaged Tait, Weller & Baker on July 29, 2002.  Prior to engaging Tait, Weller & Baker, the only communications between the Fund’s management and Tait, Weller & Baker were those that occurred in the ordinary course of due diligence to determine their appropriateness to serve as the Fund’s auditors.  Tait, Weller & Baker’s appointment for the fiscal year to end December 31, 2005 was unanimously approved by the Board of Directors and the members of the Audit Committee.

              The Board of Directors has submitted the selection of Tait, Weller & Baker as independent auditors to report on the Financial Statements of the Fund for the fiscal year ending December 31, 2005, to the shareholders for approval.  No member of Tait, Weller & Baker has any direct or indirect financial interest in the Fund.

              A representative of Tait, Weller & Baker is expected to attend the Meeting, and such representative will be given the opportunity to address attendees, and is expected to be available to respond to appropriate questions.  The affirmative vote of a majority of the outstanding stock is required to approve the selection of independent auditors.

              Audit Fees.  The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audit of the registrant’s annual financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years were $17,510 for 2003 and $17,100 for 2004.

              Audit-Related Fees.  The aggregate fees billed in each of the last two fiscal years for assurance and related services by the principal accountant that are reasonably related to the performance of the audit of the registrant's financial statements and are not reported under “Audit Fees” above were $0 for 2003 and $0 for 2004.

              Tax Fees.  The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning were $3,090 for 2003 and $3,000 for 2004.

              All Other Fees.  The aggregate fees billed in each of the last two fiscal years for products and services provided by the principal accountant, other than the services reported under “Audit Fees”, “Audit-Related Fees” and “Tax Fees” above were $0 for 2003 and $0 for 2004.

              Pre-Approval Policies and Procedures.  The Fund’s Audit Committee pre-approves any audit or non-audit services provided by the independent auditors to the registrant, and pre-approves, if applicable, any non-audit services provided by the independent auditors to the registrant's investment adviser, or any entity controlling, controlled by, or under common control with the investment adviser that provides ongoing services to the registrant if the engagement relates directly to the operations and financial reporting of the registrant.  One hundred percent of the services related to tax compliance, tax advice and tax planning described above were approved in accordance with the foregoing procedures.

              Non-Audit Fees.  No fees other than those described above were billed by Tait, Weller & Baker to the Fund, the Adviser or ZAM during the fiscal years ended December 31, 2003 and December 31, 2004.

BOARD RECOMMENDATION

                 The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the selection of Tait, Weller & Baker as the Fund’s auditors.

OTHER MATTERS TO COME BEFORE THE SPECIAL MEETING

                 The Board does not intend to present any other business at the Meeting, nor is it aware that any shareholder intends to do so.  If, however, any other matters are properly brought before the special meeting, the persons named in the accompanying proxy will vote thereon in accordance with their judgment.

GENERAL INFORMATION

OWNERSHIP OF SHARES

                 According to information filed with the Commission, the persons shown on Page 10 of this Proxy Statement were the beneficial owners of more than 5% of the Fund’s outstanding shares as of the Record Date.

                 As of the Record Date, the directors and officers of the Fund, as a group, beneficially owned approximately 31% of the outstanding shares.

SUBMISSION OF SHAREHOLDER PROPOSALS

               As a Maryland corporation, the Fund does not intend to, and is not required to, hold annual meetings of shareholders except under certain limited circumstances.  Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholders’ meeting should send their written proposals to the Secretary of the Fund at 1819 S. Dobson Road Suite 207 Mesa, AZ 85202.  Shareholder proposals submitted for inclusion in a proxy statement and form of proxy for the Fund’s next annual meeting (or special meeting in lieu thereof) must be submitted within a reasonable time before the Fund begins to print and mail its proxy materials.  Notice of a shareholder proposal submitted outside the processes of Commission Rule 14a-8 will be considered untimely if not received within a reasonable time before the Fund mails its proxy materials for the current year.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

                 Shareholders who wish to communicate with the Board or individual Directors should write to the Board of Directors or the particular Director in care of the Fund, at the offices of the Fund.  All communications will be forwarded directly to the Board of Directors or the individual Director.

                 Shareholders also have an opportunity to communicate with the Board of Directors at shareholder meetings.  The Fund does not have a policy requiring Directors to attend annual shareholder meetings.  However, annual shareholder meetings are generally scheduled to coincide with a regular meeting of the Board in order to facilitate Director attendance.  All Directors attended last the annual shareholder meeting held on December 20, 2002.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                 Section 16(a) of the Securities Exchange Act of 1934 requires the Fund’s executive officers and directors, and persons who beneficially own more than ten percent of the Fund’s shares, to file reports of initial ownership and changes in ownership with the Commission and the Fund.  To the Fund’s knowledge, based solely upon review of the copies of such reports furnished to the Fund, all Section 16(a) filing requirements applicable to its Directors, officers and greater than ten percent owners were complied with during the fiscal year ended December 31, 2004.

REPORTS TO SHAREHOLDERS

                 The Fund’s Annual Report to shareholders for the fiscal year ended December 31, 2004, which contains audited financial statements, and the Fund’s Report to shareholders for the period ended June 30, 2005, may be obtained without charge by calling (866) 841-6214 or mailing a request to:  The Z-Seven Fund, Inc., 1819 S. Dobson Road, Suite 207, Mesa, Arizona 85202.

VOTING INFORMATION

VOTING RIGHTS

                 Shareholders of record on the Record Date are entitled to be present and to vote at the special meeting.  Each share or fractional share is entitled to one vote or fraction thereof on all matters submitted to shareholders at the special meeting.  The Fund has one class of common stock, which has a par value of $1.00 per share.  On the Record Date, there were 1,847,633 shares outstanding.

                 If the enclosed proxy card is properly executed and returned in time to be voted at the special meeting, the shares represented by the proxy card will be voted in accordance with the instructions marked on the proxy card.  If you specify a vote on any Proposal, your proxy will be voted as you indicated, and any Proposal for which no vote is specified will be voted FOR that Proposal.  If no instructions are marked on the proxy card, the proxy will be voted FOR each proposal.  Any shareholder giving a proxy has the power to revoke it prior to its exercise by submitting a letter of revocation or a later dated proxy card to the Fund at the address indicated on the enclosed envelope provided with this Proxy Statement.  Proxies voted by telephone or Internet may be revoked at any time before they are voted at the special meeting in the same manner that proxies voted by mail may be revoked.

              In tallying shareholder votes, abstentions and “broker non-votes” (i.e., shares held by brokers or nominees as where (i) the beneficial owner has not voted and (ii) the broker holding the shares does not have discretionary authority to vote on the particular matter) will be counted as shares that are present for purposes of determining the presence of a quorum but which have not been voted.

QUORUM; ADJOURNMENT

                 A quorum is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at the special meeting.  In the event that a quorum is not present at the special meeting or in the event that a quorum is present but sufficient votes to approve any of the proposals are not received, or for any other reason, the persons named as proxies may propose one or more adjournments of the special meeting to permit further solicitation of proxies.  Any such adjournment will require the affirmative vote of a majority of those shares represented at the special meeting in person or by proxy and voting on the question of adjournment.  The persons named as proxies will vote those proxies which they are entitled to vote FOR any such proposal in favor of such an adjournment and will vote those proxies required to be voted AGAINST any such proposal against any such adjournment.  Abstentions and broker non-votes will have no effect on the outcome of a vote on adjournment.  A shareholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if sufficient votes have been received for approval and it is otherwise appropriate.

VOTE REQUIRED

              Proposals 1, 2 and 4 each require the vote of a “majority of the outstanding voting securities” of the Fund as defined in the 1940 Act.  This means the lesser of (1) 67% or more of the shares of the Fund that are present at the special meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (2) more than 50% of the outstanding shares of the Fund.  Proposal 3 requires a plurality of the shares of the Fund voted in person or by proxy at the meeting.

              In the event that a quorum is present at the Meeting but sufficient votes in favor of any one of the proposals have not been received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies.  Any such adjournment will require the affirmative vote by a majority of the shares present in person or by proxy at the Meeting.  The persons named as proxies will vote in favor of such adjournment those proxies which are required to be voted in favor of any one of proposals 1, 2 or 4.  They will vote against such adjournment those proxies required to be voted against all of the proposals.

                 With respect to election of Directors, each nominee who receives the affirmative vote of a majority of all votes cast at the Meeting will be elected so long as a quorum is present.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

D R A F T

12/1305

EXHIBIT A

REVISED AND RESTATED ARTICLES OF INCORPORATION

D R A F T

12/1305

EXHIBIT B

PROPOSED RULE 12B-1 PLAN

D R A F T

12/1305

EXHIBIT C

Fees and Expenses

The following table describes the fees and expenses applicable to shares of the Fund currently and fees and expenses that will be applicable to shares of the Fund after the Conversion:

Shareholder Fees (fees paid directly from your investment)

	Currently as a Closed-End Fund	After Conversion
Maximum Sales Charge (Load) Imposed On Purchases (as a percentage of offering price	Not applicable	Not Applicable – No Sales Charge
Redemption Fee	Not applicable	2.0%

Annual Fund Operating Expenses (expenses that are deducted from Fund assets)

	Currently as a Closed-End Fund	After Conversion
Management Fees	1.25%	1.25%
Other Expenses (Non- Open-Ending Expenses)	2.05%	2.05%
Sub-Total Annual Fund Operating Expenses	3.30%	3.30%

Fee Waivers and/or Expense Reimbursements	0.00%*	0.00%*
Distribution and/or Service (12b-1) Fees	None	0.25%

Total Annual Fund Operating Expenses	3.30%	3.55%

Open-Ending Expenses**	0.50%	0.00%
Net Expenses	3.80%	3.55%

Example: This example shows you the expenses that you may pay over time by investing in the Fund after the Conversion.  Since all mutual funds use the same hypothetical conditions, this example should help you compare the costs of investing in the Fund versus other mutual funds.  This example assumes the following conditions: (1) You invest $10,000 in the Fund for the periods shown; (2) You reinvest all dividends and distributions; (3) You redeem all of your shares at the end of those periods; (4) You earn a 5% total return; and (5) The Fund’s operating expenses remain the same.  Although your actual costs may be higher or lower, the following table shows you what your costs may be under the conditions listed above.

One Year              Three Years         Five Years           Ten Years

[INSERT #s]

*  The Adviser has entered into an Expense Limitation Agreement with the Fund whereby the Adviser reimburses the Fund to the extent that the Fund's aggregate annual expenses (including the advisory fee but excluding bonus or penalty payments, interest, taxes, brokerage commissions and expenses related to litigation or indemnification of officers and directors and, as interpreted by the Fund’s Board of Directors, open-ending expenses) exceeds 3 1/2% of the Fund's average daily net assets up to $20,000,000 plus 1 1/2% of average daily net assets in excess of $20,000,000, subject to certain exceptions.   For the fiscal year ended December 31, 2004, there were no reimbursements under the Agreement and the Fund’s net expenses subject to the Expense Limitation Agreement were 3.3%. of average net assets.

** These expenses are related to the open-ending of the Fund and are not expected to continue upon completion of the open-ending process.

D R A F T

12/1305

EXHIBIT D

DISTRIBUTION AGREEMENT

D R A F T

12/1305

EXHIBIT E

FINANCIAL STATEMENTS OF TOP FUND MANAGEMENT, INC.

D R A F T

12/1305

EXHIBIT F

FINANCIAL STATEMENTS OF ZISKIN ASSET MANAGEMENT, INC.

D R A F T

12/1305

EXHIBIT G

PROPOSED INVESTMENT ADVISORY AGREEMENT

D R A F T

12/1305

EXHIBIT H

PROPOSED INVESTMENT ADVISORY AGREEMENT REDLINED TO SHOW CHANGES FROM CURRENT INVESTMENT ADVISORY AGREEMENT

D R A F T

12/1305

EXHIBIT I

AUDIT COMMITTEE CHARTER